UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EVINE Live Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EVINE LIVE INC.

6740 Shady Oak Road

Eden Prairie, MN 55344-3433

May 4, 2017

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of EVINE Live Inc., a Minnesota corporation (the “Company”), to be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, on June 14, 2017 at 9:00 a.m. CT.

This year we are again taking advantage of a Securities and Exchange Commission rule allowing us to furnish our proxy materials over the Internet. You will receive a Notice Regarding Availability of Proxy Materials that will tell you how you can access our proxy materials which describe the matters to come before the meeting. It also will tell you how to request a paper or e-mail copy of our proxy materials.

We hope that you will be able to attend the meeting in person and we look forward to seeing you. Whether or not you plan to attend the Annual Meeting, please take the time to vote. Please vote your shares as instructed in the Notice Regarding Availability of Proxy Materials or on your proxy card and send your proxy through the Internet, telephone or mail as soon as possible so that your proxy is received prior to the Annual Meeting. This will assure that your shares will be represented at the meeting and voted in accordance with your wishes. Please vote as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote in person at the meeting if you so desire.

Your vote is extremely important regardless of the number of shares you own. Please promptly follow the directions on the enclosed proxy card to vote by telephone, by Internet, or by signing, dating and returning the proxy card in the postage-paid envelope provided. It is important that your shares be represented.

Sincerely,

/s/ Robert J. Rosenblatt

Robert J. Rosenblatt
Chief Executive Officer

EVINE LIVE INC.

6740 Shady Oak Road

Eden Prairie, MN 55344-3433

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 14, 2017

To the Shareholders of EVINE Live Inc.:

The Annual Meeting of Shareholders (the “Annual Meeting”) of EVINE Live Inc., a Minnesota corporation (the “Company”), will be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota on June 14, 2017 at 9:00 a.m. CT, or at any adjournments or postponements thereof. The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:

1.	to elect nine persons to serve as directors on our Board of Directors until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018;

3.	to approve, on an advisory basis, the 2016 compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;

4.	to vote, on an advisory basis, on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

5.	to transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Only Company shareholders of record as of the close of business on April 18, 2017 will be entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. The mailing of the accompanying proxy statement and the Board’s form of proxy to shareholders who request a printed copy will commence on or about May 15, 2017. The mailing of the Notice Regarding Availability of Proxy Materials to our shareholders will commence on or about May 4, 2017.

Your vote is extremely important. You may attend the Annual Meeting and vote in person, or you may vote by following the directions on the proxy card for the Annual Meeting. Even if you own only a few shares, and whether or not you plan to attend the meeting in person, you are requested to vote your proxy either (1) through the Internet at the address listed on the Notice Regarding Availability of Proxy Materials or the proxy card, (2) by calling a toll-free telephone number listed on the proxy card or (3) by marking, signing and dating the proxy card and mailing it in the envelope provided. The proxy may be revoked by you at any time prior to being exercised, and voting your proxy by telephone or through the Internet or by returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

If you attend the Annual Meeting and wish to change your proxy, you may do so automatically by voting in person at the Annual Meeting. You may also revoke any previously returned proxy by sending another later-dated proxy for the Annual Meeting. Only your latest-dated proxy counts.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF EACH OF PROPOSALS 1-5, INCLUDING VOTING IN FAVOR OF THE NOMINEES TO THE BOARD OF DIRECTORS.

By Order of the Board of Directors

/s/Damon E. Schramm

Damon E. Schramm

Senior Vice President, General Counsel and Secretary

May 4, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

EVINE Live Inc.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 14, 2017

The enclosed proxy is being furnished to holders of shares of common stock of EVINE Live Inc., a Minnesota corporation (the “Company” or “EVINE”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 14, 2017 at 9:00 a.m. CT, or at any adjournments or postponements thereof, for the purposes set forth herein. The Annual Meeting will be held at our offices located at 6690 Shady Oak Road (Human Resources entrance), Eden Prairie, Minnesota. The mailing of this proxy statement to shareholders who request a printed copy will commence on or about May 15, 2017. The mailing of the Notice Regarding Availability of Proxy Materials will commence on or about May 4, 2017.

This proxy statement contains important information to consider when deciding how to vote on the matters set forth in the Notice of Annual Meeting of Shareholders. In this proxy statement, the terms “EVINE,” the “Company,” “we,” “our,” “ours,” and “us” refer to EVINE Live Inc. Our principal executive offices are located at 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433 and our main telephone number is (952) 943-6000.

QUESTIONS AND ANSWERS
ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the matters to be considered at the Annual Meeting, or at any adjournments or postponements thereof. We urge you to read the remainder of this proxy statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendix to this proxy statement and the documents referred to in this proxy statement, which you should read carefully.

Q: What is the purpose of the Annual Meeting?

A: The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:

1.	to elect nine persons to serve as directors on our Board of Directors until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018;

3.	to approve, on an advisory basis, the 2016 compensation of the Company’s named executive officers as disclosed in this proxy statement;

4.	to vote, on an advisory basis, on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

5.	to transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Q: Who is entitled to vote at the Annual Meeting?

A: Only Company shareholders of record as of the close of business on April 18, 2017 will be entitled to notice of, and to vote at, the Annual Meeting. Our common stock is our only authorized and issued voting security. Every share is entitled to one vote on each matter that comes before the Annual Meeting. At the close of business on the record date, we had 60,968,092 shares of our common stock outstanding and entitled to vote.

Q: Who is entitled to attend the Annual Meeting?

A: All EVINE shareholders of record as of the record date, or their duly appointed proxies, may attend the Annual Meeting in person. Registration will begin at 8:30 a.m. CT. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), and you wish to vote your shares at the Annual Meeting, instead of by proxy, you will need to bring a legal proxy issued to you by your broker or other nominee entitling you to vote in person.

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Q: What constitutes a quorum for the Annual Meeting?

A: The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies marked “Abstain” or “Withheld” and “broker non-votes” are counted in determining whether a quorum is present for the transaction of business at the Annual Meeting. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on a particular proposal.

Q: What vote is required to approve each proposal?

A: With respect to Proposal No. 1, directors are elected by a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal, which means that the nine nominees receiving the most votes will be elected. Shareholders do not have the right to cumulate their votes in the election of directors or with respect to any other proposal or matter. A shareholder who does not vote (including a broker non-vote) will have no effect on the election of directors.

For Proposal No. 2, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the proposals (provided that the number of shares voted in favor of such proposals constitutes more than 25% of the outstanding shares of our common stock) is required for approval of these proposals. A shareholder who abstains with respect to these proposals will have the effect of casting a negative vote on that proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote) will have no effect on the outcome of the proposal.

For Proposal No. 3, the advisory vote to approve our named executive officers’ 2016 compensation as disclosed in this proxy statement, and Proposal No. 4, the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, are not binding on us. We will consider our shareholders to have approved Proposal No. 3 if the number of votes cast “for” this proposal exceeds the number of votes cast “against” this proposal. For Proposal No. 4, we will consider the choice receiving the highest number of votes as the recommendation of the shareholders. With respect to Proposal No. 3 and Proposal No. 4, a shareholder who abstains and a shareholder who does not vote on the proposal (including a broker non-vote) will have no effect on the outcome of this proposal.

Q: How can I vote at the Annual Meeting?

A: You may vote shares by proxy or in person using one of the following methods:

•	Voting by Internet. You can vote over the Internet using the directions on your Notice Regarding Availability of Proxy Materials or proxy card by accessing the website address printed on the card. If you received a proxy card and vote over the Internet, you need not return your proxy card.

•	Voting by Telephone. You can vote by telephone using the directions on your proxy card by calling the toll-free number printed on the card. If you received a proxy card and vote by telephone, you need not return your proxy card.

•	Voting by Proxy Card. You can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by June 14, 2017.

•	Voting in Person. You can vote in person at the Annual Meeting if you are the record owner of the shares to be voted. If you hold your shares in “street name” (that is, through a broker or other nominee) and you wish to vote your shares at the Annual Meeting, instead of by proxy, you will need to bring a legal proxy issued to you by your broker or other nominee entitling you to vote in person.

Q: What do I need to do if I plan to attend the Annual Meeting in person?

A: If you plan to attend the Annual Meeting in person, you must provide proof of your ownership of EVINE shares (such as a brokerage account statement or the voting instruction form provided by your broker) and a form of government-issued personal identification (such as a driver’s license or passport) for admission to the meeting. If you wish to vote at the Annual Meeting you will have to provide evidence that you owned EVINE shares as of April 18, 2017, the record date for the Annual Meeting. If you own your shares in the name of a bank or broker, and you wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the bank or broker, indicating that you owned EVINE shares as of the record date.

Failure to provide adequate proof that you were a shareholder on the record date may prevent you from being admitted to the Annual Meeting.

Q: Can I vote my shares without attending the Annual Meeting?

A: Yes. Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the Annual Meeting. If you are a shareholder of record, you may vote without attending the Annual Meeting only by submitting a proxy by telephone, by Internet or by signing and returning a proxy card. If you hold your shares in street name you may vote by submitting voting instructions to your broker or other nominee, following the directions provided by such broker or other nominee.

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Q: How do I access the proxy materials?

A: Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies to these shareholders. We are mailing copies of our proxy materials to shareholders who request printed copies. If you received a Notice Regarding Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice Regarding Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice Regarding Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice Regarding Availability of Proxy Materials.

Q: Can I change my vote after I return my proxy?

A: Yes. You may revoke any proxy and change your vote at any time before the vote at the Annual Meeting. You may do this by:

•	signing and delivering to our Corporate Secretary a new proxy or a notice stating that your proxy is being revoked prior to the Annual Meeting;

•	if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site printed on your Notice Regarding Availability of Proxy Materials and following the instructions; or

•	attending the Annual Meeting and voting in person.

Attending the Annual Meeting alone will not revoke your proxy unless you specifically request it.

Q: How will abstentions and “broker non-votes” be treated at the Annual Meeting?

A: Shares of our common stock represented at the Annual Meeting for which proxies have been received but with respect to which shareholders have abstained will be treated as present at the Annual Meeting for purposes of determining whether a quorum exists.

Abstentions will have no effect on the election of directors pursuant to Proposal No. 1 or the approval of Proposal No. 3 or Proposal No. 4. An abstention on Proposal No. 2 will have the same effect as casting a negative vote.

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on discretionary, or routine, matters but not on non-discretionary, or non-routine, matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on routine matters, such as ratification of independent registered public accounting firms, but not on non-routine matters, such as the election of directors, the advisory vote on our 2016 executive compensation, the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, or shareholder proposals. Accordingly, we urge you to direct your broker or nominee to vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

Consistent with the Company’s historical practice, if a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on proposals at the Annual Meeting, such “broker non-votes” will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not be considered as present in person or by proxy and entitled to vote for purposes of determining the approval or disapproval of any proposal that requires the affirmative vote of the holders of a majority of the number of shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote. Therefore, broker non-votes will have no effect on the election of directors pursuant to Proposal No. 1 and, except to the extent such broker non-votes could cause the affirmative vote total to be 25% or less of the number of our outstanding shares with respect to Proposal No. 2, will have no effect on the outcome of Proposal No. 2, Proposal No. 3, or Proposal No. 4.

Q: May the Annual Meeting be adjourned?

A: If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Q: Who solicits proxies and who pays the expenses incurred in connection with the solicitation of proxies?

A: We pay for preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in total. In addition, certain directors, officers and regular employees may solicit proxies by telephone, the Internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our shares. We will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

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Q: How may I obtain additional copies of the annual report and/or proxy statement?

A: Our annual report on Form 10-K for our fiscal year ended January 28, 2017 including audited financial statements and the proxy statement for our 2017 annual meeting are available online at http://investors.evine.com/financials/annual-reports-and-proxies/default.aspx. Please follow the instructions on the Notice Regarding the Availability of Proxy Materials to request a paper copy of the materials. For additional printed copies, which are available without charge, please contact our corporate secretary by mail at EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344- 3433, Attention: Corporate Secretary.

Q: What is the deadline for submitting a shareholder proposal, including director nominations, for inclusion in the proxy statement for our 2018 annual meeting?

A: We must receive shareholder proposals intended to be presented at our 2018 annual meeting of shareholders that are requested to be included in the proxy statement for that meeting at our principal executive office no later than January 4, 2018. The inclusion of any shareholder proposals in those proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, including Rule 14a-8. Written copies of all shareholder proposals should be sent to EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary. Under Sections 3.2 and 4.3 of our By-Laws, we must receive notice of any other shareholder proposal intended to be presented at our 2018 annual meeting of shareholders on or before March 24, 2018 but not earlier than February 22, 2018.

Q: What happens if other matters come up at the Annual Meeting?

A: The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the appointed proxies will vote your shares in accordance with their discretion.

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PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Proposal No. 1 is a proposal to elect nine persons to serve as directors on our Board of Directors. Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified, or his or her earlier resignation or removal. All of the Board’s director nominees have consented to be named in this proxy statement and to serve as a director, if elected.

Our corporate governance and nominating committee reviewed the makeup of the Board and recommended, by unanimous votes, that each person named below, be nominated for election as directors. All of the nominees named below (other than Messrs. Grabell, Holdsworth and Arnold) were elected to serve as directors at our 2016 Annual Meeting of Shareholders. Mr. Grabell was appointed to the Board in September 2016, Mr. Holdsworth was appointed to the Board in November 2016 and Mr. Arnold was appointed to the Board in April 2017, and prior to Mr. Arnold’s appointment, the size of the Board was increased by one.

On March 24, 2017, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with the Clinton Group, Inc. and GlassBridge Enterprises, Inc. (collectively, the “Investor Group”) pursuant to which we agreed, among other things, to cause the Board to appoint from a list of candidates one new director to serve on the Board until the Annual Meeting and nominate, recommend to shareholders and support such director for election to the Board at the Annual Meeting. Mr. Arnold was the individual selected pursuant to the terms of the Cooperation Agreement.

Based upon the recommendation of our corporate governance and nominating committee, the full Board unanimously nominated the individuals recommended by the corporate governance and nominating committee for election as directors. We did not retain any third party to assist in identifying or evaluating the nominees. Assuming shareholders elect all the director nominees named in this proxy statement at the annual meeting, we will have nine directors. The Board has authority under our By-Laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease the Board’s size between annual meetings. Your proxy holder will vote your shares for the Board’s nominees unless you instruct otherwise.

If prior to the Annual Meeting the Board should learn that any of its nominees will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. However, in the event Mr. Arnold is unable or unwilling to serve prior to the end of his term, we are required to select a replacement director from a list provided by the Investor Group. The Board has no reason to believe that any of its nominees will be unable to serve. There are no family relationships between any director, executive officer, or person nominated to become a director.

Directors are elected by of a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote. Shareholders do not have the right to cumulate their votes in the election of directors or with respect to any other proposal or matter. Assuming a quorum is present, the nine validly nominated individuals receiving the highest number of votes cast at the Annual Meeting will be elected directors.

Summarized below is certain information concerning the persons who are nominated by the Board for election to the Board.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NINE DIRECTOR NOMINEES NAMED BELOW TO CONSTITUTE OUR BOARD:

Thomas D. Beers has been CEO of Fremantle Media N.A., Inc., since 2012 where he is responsible for Fremantle’s management and business performance as well as the development, production and operations of more than 600 hours of programming per year including “American Idol,” “America’s Got Talent,” “The X Factor,” “Let’s Make a Deal,” “Family Feud,” and “The Price is Right.” Prior to joining Fremantle, Mr. Beers was the founder and Chief Executive Officer of Original Productions, where he was the creator and driving force behind the Primetime Emmy® winning “Deadliest Catch,” and Emmy nominee “Ice Road Truckers,” and top-rated shows “Storage Wars,” “Monster Garage” and “Black Gold.” His catalogue of more than 30 series is firmly entrenched across the cable powerhouses Discovery, HISTORY, A&E, Spike TV, The National Geographic Channel, and truTV. Mr. Beers’ extensive programming development and production, brand enhancement and relationships in the entertainment and media industry is invaluable in providing strategic advice on new ventures, product development and marketing initiatives.

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Landel C. Hobbs has served as the Company’s Chairman of the Board since August 2016 and prior to that time serviced as Vice Chair since 2015. He is the founder and has been Chief Executive Officer of LCH Enterprises LLC, a consulting firm that operates in the broader telecommunications and media space, since 2010. Mr. Hobbs previously served as Chief Operating Officer of Time Warner Cable (“TWC”) from 2005 until the end of 2010 and was Chief Financial Officer of TWC from 2001 until 2005. He served as Vice President of Financial Analysis and Operations Support for all divisions of AOL Time Warner from September 2000 until October 2001. Mr. Hobbs also served in various positions, including Senior Vice President, Controller and Chief Accounting Officer, of Turner Broadcasting System, Inc. from 1993 until 2000. Before joining Turner in 1993, he served as Senior Vice President and Audit Director of Banc One Illinois Corporation and as a Senior Manager with KPMG Peat Marwick. He is currently Chairman of the National 4H Council. He was previously the Chairman of The Dyslexia Resource Trust, Lead Director of Allconnect, Chair and a Director of CSPAN, a Trustee of Women in Cable Television (WICT), and a Broadcasting and Cable Hall of Fame Member. Mr. Hobbs earned a Bachelor of Business Administration from Angelo State University. Mr. Hobbs brings to the Board significant cable and broadcast television expertise which is invaluable to the Company and management when assessing and structuring both cable and satellite distribution and other carriage deals. Mr. Hobbs also has an extensive finance and operations background which benefits the Board with analyzing financial transactions, financial reporting as well as accounting oversight.

Lowell W. Robinson served as the Chief Financial Officer and Chief Operating Officer of MIVA, Inc., an online advertising network, from August 2007 through March 2009. He joined MIVA in 2006 as Chief Financial Officer and Chief Administrative Officer. He had previously served as the President of LWR Advisors from 2002 to 2006 and as the Chief Financial Officer and Chief Administrative Officer at HotJobs.com from 2000 to 2002. He previously held senior financial positions at Advo, Inc., Citigroup Inc. and Kraft Foods, Inc. Mr. Robinson has also served as a director of Support.com since March 2016. Mr. Robinson also served on the Board of Directors of Higher One from 2014 to 2016, The Jones Group from 2005 to 2014, the Board of Directors of International Wire Group, Inc., from 2003 to 2009, and the Board of Directors of Independent Wireless One, Diversified Investment Advisors and Edison Schools Inc. He was a member of the Metropolitan Opera Guild from 2013 to 2016. Mr. Robinson earned a Bachelor of Arts in Economics from the University of Wisconsin and a Master of Business Administration from Harvard Business School. Through Mr. Robinson’s decades long financial and management roles, including his operational roles, Mr. Robinson provides the Board with financial, strategic operational and risk management expertise.

Robert J. Rosenblatt joined the Company in June 2014 as Chairman of the Board. In February 2016, he was appointed Interim Chief Executive Officer and permanent Chief Executive Officer on August 18, 2016. Previously, Mr. Rosenblatt served as Chief Executive Officer of Rosenblatt Consulting, LLC, a private company he formed in 2006, which specializes in helping investment firms determine value in both public and private consumer companies as well as helping retail firms bring their product to market. From 2012 to 2013, Mr. Rosenblatt served as the interim President of ideeli Inc., a members-only e-retailer that sells women's fashion and décor items during limited-time sales.  From 2004 to 2006, he was Group President and Chief Operating Officer of Tommy Hilfiger Corp. (then a public company), a worldwide apparel and retail company. He co-managed the process that culminated in the successful sale of Tommy Hilfiger Corp. to Apax Partners in 2006. From 1997 to 2004, Mr. Rosenblatt was an executive at HSN, Inc., a multi-channel retailer and television network specializing in home shopping.  He served as Chief Financial Officer from 1997 to 1999, Chief Operating Officer from 2000 to 2001 and President from 2001 to 2004. Previously, from 1983 to 1996, he was an executive at Bloomingdale's, an upscale chain of department stores owned by Macy's Inc., and served as Chief Financial Officer and Vice President of Stores.  He currently serves on several public and private boards in the retail and technology industry including Newgistics, Inc. Ensygnia and RetailNext. Mr. Rosenblatt also served on the Board of Directors of I.Predictus, debShops, PepBoys and the Electronic Retailing Association, and was an adjunct professor at Fashion Institute of Technology where he taught entrepreneurial studies. Mr. Rosenblatt holds a BS in Accounting from Brooklyn College. Mr. Rosenblatt provides the Board with substantial home shopping and retail perspectives from his time at HSN and Bloomingdales. In addition, his prior executive management and board experiences of publicly-held companies provides the Board with public company accounting and financial reporting expertise, operational expertise and a top-level perspective in organizational management.

Fred R. Siegel is owner of Fred Siegel Partners, a consultancy group focused on social change initiatives for corporations and leading non-profits. Mr. Siegel was Senior Vice President and marketing head for QVC from 1993 to 1998, overseeing all off-air consumer touch-points including all marketing and communications, leading special on-air events, and attracting and securing marquee brand-name vendors, helping QVC become the category-defining brand. After QVC, Mr. Siegel was marketing lead for Excite and Excite @ Home where he oversaw all marketing and communications activities. He is responsible for many Internet firsts including strategic partnerships with television networks, the first large-scale voting event on the web (with the Prime Time Emmys) and the first Online Town Hall meeting with President Clinton. He currently advises multiple non-profits such as Stand Up To Cancer and early-stage companies including Andreessen Horowitz-backed Honor home care, is a Board member for the American Cancer Society marketing & revenue committee, and is an Advisor for the Showtime series, Years Of Living Dangerously. Mr. Siegel has won multiple awards including a Daytime Emmy Award (2011) and numerous advertising awards including Clio and One Show. Mr. Siegel’s experience with QVC, his prior experience at Excite and his current work with multiple high-profile enterprises, provides him with global perspectives and real-time knowledge on marketing, brand development and customer acquisition particularly relevant in the digital retail arena.

Lisa Letizio serves as an independent consultant for LivingHR, Inc., a human resources advisory firm and for Allison James Estate & Homes, Inc., a real estate brokerage firm. She served as the Chief Human Resources Officer at HSN, Inc. from 1998 to 2014. In that role, Ms. Letizio oversaw the Human Resources teams for all of HSNi, a retail portfolio that encompassed HSN, a leading interactive multichannel retailer, and Cornerstone, a multichannel retailer of lifestyle brands including Frontgate, Garnet Hill, Ballard Designs, and others. Ms. Letizio’s responsibilities at HSNi included talent acquisition and assessment, leadership development, compensation, employee engagement, benefits/wellness, work life programs and community affairs. Prior to joining HSNi, Ms. Letizio was Vice President of Human Resources of The Timberland Company from 1992 to 1998. During her tenure at The Timberland Company, Ms. Letizio built the company’s global human resources function, establishing world-wide pay and benefits systems as well as recruiting top leadership talent across Europe, the Dominican Republic and Puerto Rico. Ms. Letizio is a board member and board secretary of the St. Petersburg Arts Alliance. Ms. Letizio provides the Board with valuable talent acquisition and assessment, leadership development, and compensation experience obtained over her more than 20-year career in the consumer goods and home shopping industries. Her deep experience in these areas provides the Board with strategic and operational leadership and critical insights into human resources and executive compensation issues.

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Neal S. Grabell is currently a Visiting Professor of Economics and Independent College Programs at Haverford College where he has taught since 2006. Mr. Grabell served as Of Counsel to the Saul Ewing, LLP law firm from 2008 to 2015 where he practiced corporate and commercial law for domestic and foreign retailing, licensing, and manufacturing clients. From 1987 to 2008, Mr. Grabell served as the General Counsel of QVC, Inc. where he was responsible for the company’s securities offerings and filings, commercial transactions, acquisitions, litigation, regulatory and ethical compliance, corporate structure, and government relations. Mr. Grabell also oversaw the Affiliate Sales and Marketing Department, and operations of other departments of the company, forming and managing the internal audit department and leading the facilities department operations in the company’s numerous sites. Mr. Grabell was a director of QVC (UK), a Managing Director of QVC Deutschland GmbH, and a Director of QVC Japan, Inc. from their respective formations until 2009. He was also a director of most of QVC’s domestic subsidiaries. Mr. Grabell received a B.A. degree from Haverford College in 1977 and a J.D. degree from Georgetown University in 1980. Mr. Grabell is the President of the Foundation of the Golden Slipper Club & Charities, a Governor of the Golden Slipper Club & Charities, and a director of the Abramson Center. Mr. Grabell was recommended to serve on our Board by members of the Board of Directors. Mr. Grabell’s experience with QVC, and his legal and business background, provides him with a unique perspective with respect to television retailing and the legal/regulatory issues it faces.

Mark K. Holdsworth is currently the co-founder and operating partner of Tennenbaum Capital Partners, LLC, a Los Angeles-based private multi-strategy investment firm with approximately $7 billion of capital under management, a position he has held since 1996. He also serves as the founder of Holdsworth & Co., LLC, a family office focused on investments in real estate, venture capital, common equities and privately owned businesses. He has extensive experience investing in multiple industries, including technology and media. Mr. Holdsworth also has 18 years of experience serving on boards of directors for companies in a variety of industries, currently serving on the boards of Parsons Corporation and AGY Holding Corp. and Intelinair Corp. He specializes in active management oversight, strategy, mergers and acquisition activity and financing and, as a financial expert, is able to provide knowledgeable insight to implement structures that can be used to accelerate growth and improve financial flexibility. Mr. Holdsworth received a B.A. from Pomona College in Physics, a B.S. (Honors) from California Institute of Technology in Engineering and Applied Science and an M.B.A. from Harvard Business School. Mr. Holdsworth was recommended to serve on our Board by members of the Board of Directors. Mr. Holdsworth provides the Company with finance and capital markets expertise.

Scott R. Arnold has served as a Managing Director and Senior Portfolio Manager in ABS and Private Equity and new business development with Clinton Group, Inc., or CGI, an investment management firm, since May 2007. Mr. Arnold led Clinton’s private equity investment in community banks. He has been involved in the portfolio management of all asset-backed strategies at CGI. Mr. Arnold has extensive experience in the analysis, valuation, trading, hedging and marketing of mortgage-backed and asset-backed securities. Prior to joining CGI’s ABS desk, he was involved in research, restructuring and principal investing in distressed debt and special situations investments at both CG1 and Source Capital Group, or Source Capital, a boutique investment firm. Mr. Arnold worked at CG1 from June 2002 until August 2004 and Source Capital from June 2000 until June 2002 and from September 2004 until April 2007. From 1983 until 1999, Mr. Arnold worked in the mortgage-backed securities area at several leading investment banks including Salomon Brothers and Smith Barney & Co. In addition to his foregoing roles, Mr. Arnold served on the Board of Urban Trust Bank, a federally chartered community bank that provides value oriented consumer and commercial banking services through an extensive network of branches in Florida, from 2010 until March 2014 and served as its Chairman from September 2011 through the remainder of his tenure. While at Urban Trust Bank he served on the board’s Credit Committee, Asset/Liability Committee and Investment Committee. Mr. Arnold was previously a director of Herald National Bank until its merger with BankUnited in 2011. Mr. Arnold earned a B.A. from Northwestern University and his M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Arnold’s qualifications to serve as a director include his nearly 30 years of investment and asset-backed security experience.

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PROPOSAL NO. 2:
RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 2 is a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018.

Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote (provided that the number of shares voted in favor of such proposal constitutes more than 25% of the outstanding shares of our common stock). Shareholders may vote “FOR” or “AGAINST,” or may “ABSTAIN” with respect to, Proposal No. 2.

Deloitte & Touche LLP has been our independent registered public accounting firm since fiscal 2002. Upon recommendation from our Audit Committee, the Board selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for our fiscal year ending February 3, 2018, subject to ratification by our shareholders. While it is not required to do so, the Board is submitting the selection of this firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our Audit Committee will reconsider its selection. Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2018.

Deloitte & Touche LLP Attendance at the Annual Meeting

A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

In addition to reimbursement for certain out-of-pocket expenses, the following table presents the aggregate fees billed for professional services by Deloitte & Touche LLP in our fiscal years ended January 28, 2017, known as fiscal 2016, and January 30, 2016, known as fiscal 2015.

Fees Billed by Deloitte & Touche LLP

Description of Fees	Fiscal 2016 Amount	Fiscal 2015 Amount
Audit Fees	$442,000	$427,000
Audit-Related Fees	63,800	25,200
Total Audit and Audit-Related Fees	505,800	452,200
Tax Fees:
Tax Compliance Fees	77,900	78,500
Tax Consultation and Advice Fees	80,200	144,800
Total Tax Fees	158,100	223,300
All Other Fees	—	—
Total	$663,900	$675,500

The following is a description of the above services:

Audit Fees. The audit fees set forth above for fiscal 2016 and fiscal 2015 consist of fees billed by Deloitte & Touche LLP for audit services in connection with their review of our interim financial statements for the first three quarters of each fiscal year and for the audit of our fiscal year-end financial statements and the effectiveness of internal controls over financial reporting, including agreed-upon procedure compliance letters.

Audit-Related Fees. The audit-related fees set forth above for fiscal 2016 and fiscal 2015 consist of fees billed by Deloitte & Touche LLP for audit-related out of pocket expenditures as well as for consultation regarding other accounting matters and audit services that normally are provided by an independent registered public accounting firm in connection with filings or engagements, such as comfort letters, consents related to Securities and Exchange Commission registration statements and other services related to Securities and Exchange Commission matters for the fiscal year.

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Tax Fees. The tax compliance fees set forth above consist solely of fees billed by Deloitte & Touche LLP for preparation of federal, state and local income tax returns and Internal Revenue Service audit assistance. The tax consultation and advice fees set forth above for fiscal 2016 and fiscal 2015 primarily consist of fees billed for consultation and assistance in connection with IRS section 382 and net operating loss matters, including change-in-control analysis, state sales tax nexus, preparation for tax planning regarding various federal and state income tax matters, as well as assistance with employee compensation tax matters.

All Other Fees. We were not billed any amounts by Deloitte & Touche LLP for other products and services during fiscal 2016 or fiscal 2015.

Approval of Independent Registered Public Accounting Firm Services and Fees

The Audit Committee charter requires that our Audit Committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent auditor’s independence, prior to engagement for these services. All such services performed in fiscal 2016 and fiscal 2015 were approved by our Audit Committee. Our Audit Committee actively monitors the relationship between audit and non-audit services provided. All of the services listed under the headings Audit-Related Fees and Tax Fees were pre-approved by our Audit Committee.

Report of the Audit Committee

The Audit Committee is composed of three independent directors listed below, and is responsible for overseeing our management and independent registered public accounting firm in respect of our accounting and financial reporting. In performing our oversight function, we rely upon advice and information received in our discussions with management and the independent registered public accounting firm.

We have (a) reviewed and discussed our Company’s audited consolidated financial statements for the fiscal year ended January 28, 2017 with management; (b) discussed with Deloitte & Touche LLP, our Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standard No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3526; and (c) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning their independence, and discussed with Deloitte & Touche LLP their independence.

Based on the review and discussions with management and our Company’s independent registered public accounting firm referred to above, we recommended to the Board that our audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

LOWELL W. ROBINSON (CHAIR)
LANDEL C. HOBBS
NEAL S. GRABELL

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PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal No. 3 is a proposal to approve, on an advisory basis, the 2016 compensation of the Company’s named executive officers as disclosed in this proxy statement.

Proposal No. 3 will be considered approved by the Company’s shareholders if the number of votes cast “For” Proposal No. 3 exceeds the number of votes cast “Against” Proposal No. 3. Shareholders may vote “FOR” or “AGAINST,” or may “ABSTAIN” with respect to, Proposal No. 3.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Securities and Exchange Act of 1934, as amended, we are providing our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the 2016 compensation of our named executive officers.

Our compensation philosophy is described in the Compensation Discussion and Analysis contained in this proxy statement. Shareholders are urged to read the Compensation Discussion and Analysis which also discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related tables and narrative disclosure which describe the compensation of our named executive officers set forth under the caption “Executive Compensation” below. The Compensation Committee and the Board believe the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our executive officers in 2016 reflects and supports these compensation policies and procedures.

Shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of EVINE Live Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, compensation tables, and related disclosures contained in the section of the proxy statement for the 2017 Annual Meeting of Shareholders captioned “Executive Compensation”.

Although this advisory vote is not binding on our Board, the Board and Compensation Committee will take into account the result of the vote when structuring our executive compensation programs. Subject to the nonbinding vote by shareholders on Proposal No. 4 relating to frequency of this advisory vote, we currently intend to hold an annual non-binding advisory vote to approve our named executive officer compensation. Our next advisory vote will occur at our 2018 Annual Meeting of Shareholders.

the Board unanimously recommends that you vote FOR Proposal No. 3 TO APPROVE THE 2016 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL NO. 4
ADVISORY VOTE ON FREQUENCY OF
SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

Proposal No. 4 is an advisory vote on the frequency with which our shareholders shall have the advisory “say-on-pay” vote on executive compensation as provided for in Proposal No. 3 above.

Section 14A of the Exchange Act, which requires the advisory say-on-pay vote, also requires that our shareholders be asked to vote in an advisory (non-binding) capacity as to how often the “say-on-pay” vote should occur: every year, every two years, or every three years. In addition, shareholders may abstain from voting. We are required to hold the advisory vote on the frequency of the “say-on-pay” vote at least once every six years. Accordingly, we are now providing you the opportunity as a shareholder to recommend the frequency of future say-on-pay votes.

Our Board concluded that an annual vote to obtain shareholder feedback on our executive compensation program is appropriate for our organization. We believe this approach is consistent with the type of open and transparent dialogue we want to have with our shareholders.

Shareholders are being asked to vote on a resolution to determine, on an advisory basis, whether the frequency with which the shareholders shall have an advisory vote on executive compensation set forth in the Company’s proxy statement for its annual meeting of shareholders should be (i) every year, (ii) every two years, or (iii) every three years. Although this advisory vote on the frequency of the “say-on-pay” vote is not binding on our Board, the Board and compensation committee will take into account the result of the vote when determining the frequency of future “say-on-pay” votes.

The enclosed proxy card gives you three choices for voting on this proposal. The choice which receives the highest number of votes will be considered by our Board as the recommendation of the shareholders. You may also abstain from voting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR HAVING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS INCLUDED IN OUR PROXY STATEMENT EVERY YEAR.

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BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND EXECUTIVE OFFICERS

Shareholder Communications with the Board of Directors

Persons interested in communicating with the Board are encouraged to contact the Chair of the Board, all outside directors as a group, or an individual director by submitting a letter or letters to the desired recipients in an envelope labeled with “Chair of the Board” or the names of specified directors. This letter should be placed in an envelope and mailed to EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary. The Corporate Secretary will forward the communication to the designated recipient(s) or the Chair of the Board.

Attendance at Shareholder Meetings

The directors are encouraged, but not required, to attend all meetings of our shareholders. Four of our then serving directors attended our 2016 Annual Meeting of Shareholders.

Composition of the Board

At the beginning of fiscal 2016, our Board consisted of Landel C. Hobbs, Lowell W. Robinson, Robert J. Rosenblatt, Thomas Beers, Lisa Letizio and Fred Siegel. Mr. Grabell was appointed to the Board on September 1, 2016, Mr. Holdsworth was appointed to the Board on November 10, 2016, and Mr. Arnold was appointed to the Board on April 22, 2017.

Certain information about our current directors is set forth below (ages are as of April 30, 2017). These directors (other than Messrs. Grabell, Holdsworth and Arnold who were appointed to the Board as set forth above) were elected by EVINE’s shareholders at our 2016 Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

Name	Age	Director Since	Positions Currently Held with our Company
Robert J. Rosenblatt	59	2014	Chief Executive Officer, Director
Thomas D. Beers	65	2014	Director
Landel C. Hobbs	54	2014	Chair of the Board
Lowell W. Robinson	68	2014	Director
Fred R. Siegel	63	2014	Director
Lisa Letizio	54	2015	Director
Neal S. Grabell	61	2016	Director
Mark K. Holdsworth	51	2016	Director
Scott R. Arnold	59	2017	Director

Board Leadership Structure and Risk Oversight

Robert J. Rosenblatt served as the Chair of the Board until he was appointed Chief Executive Officer on August 18, 2016, at which time Landel C. Hobbs was appointed Chair of the Board. The Chairperson of the Board and the CEO are currently separate offices. The Board retains the right to exercise its discretion in combining or separating the offices of Chair of the Board and Chief Executive Officer if it believes it is in the best interest of the Company and its shareholders, in light of all circumstances at any particular time.

The Company’s management is responsible for risk management on a day-to-day basis and engages annually in a formal Enterprise Risk Management (“ERM”) process. ERM is a process applied in a strategy setting across the Company and is designed to identify and manage potential events or risks that may affect the Company and to provide reasonable assurance regarding the achievement of Company objectives. The Company develops an assessment of major risks facing the Company and mitigation plans as part of its annual strategic planning process, incorporating any new risk treatment strategies into normal business activities. Input gathered from the Board is analyzed and incorporated into the process.

The Board oversees the risk management activities of management directly and through the committees of the Board by discussing with management the policies and practices utilized by management in assessing and managing risks and by providing input on those policies and practices. In general, the Board oversees risk management activities relating to business strategy, strategic transactions, capital allocation, legal and regulatory risk, and operational risks; the Audit and Finance Committees oversee risk management activities related to certain financial risks and the Audit Committee oversees the ERM process; the Human Resources and Compensation Committee, known as the Compensation Committee, oversees risk management activities relating to the Company’s compensation policies and practices and organizational risk; and the Corporate Governance and Nominating Committee, known as the Governance Committee oversees risk management activities relating to Board composition and function. Each committee reports to the full Board on a regular basis, including reports with respect to the respective committee’s risk oversight activities as appropriate. Certain key risks and related mitigation plans are also reviewed more in depth throughout the year either by the Board or its committees. Management and the Board regularly review and discuss appropriate strategies to monitor and assess the effectiveness of risk treatment for long-term success.

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Director Independence

Ms. Letizio and Messrs. Hobbs, Robinson, Grabell, Holdsworth, Arnold and Siegel, constituting a majority of the Board, have been determined to be independent as that term is used in Section 10A of the Exchange Act of 1934 and as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules. Our Board has determined that neither Mr. Rosenblatt, as our Chief Executive Officer, nor Mr. Beers are independent as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules.

Committees of the Board of Directors

On-going committees established and maintained by the Board include the Audit Committee, the Compensation Committee, the Governance Committee, and the Finance Committee. The Board established a Finance Committee on October 29, 2014 for the purpose of considering and evaluating business and financing opportunities.

The following table summarizes the current membership of each of our on-going committees:

Director	Audit Committee	Compensation Committee	Governance Committee	Finance Committee
Robert J. Rosenblatt
Thomas D. Beers				Member
Landel C. Hobbs	Member			Chair
Lowell W. Robinson	Chair			Member
Fred R. Siegel		Member	Member
Lisa Letizio		Chair	Chair
Neal S. Grabell	Member	Member		Member
Mark K. Holdsworth			Member	Member
Scott R. Arnold				Member

Audit Committee

The Audit Committee consists of Messrs. Robinson (Chair), Hobbs and Grabell. All members of the Audit Committee are independent as that term is used in Section 10A of the Securities Exchange Act of 1934, as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. The Board has determined that each of Mr. Robinson and Mr. Hobbs is an Audit Committee financial expert as defined by the Securities and Exchange Commission’s (“SEC”) regulations.

The Audit Committee is established by the Board for the primary purpose of assisting the Board in overseeing:

•	management’s process for ensuring the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits;

•	the Company’s compliance with legal and regulatory requirements;

•	the registered public accounting firm’s (independent auditor’s) qualifications and independence;

•	the performance of the Company’s independent auditor and internal audit function, if applicable; and

•	the Company’s systems of disclosure controls and procedures and internal controls over financial reporting.

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The role of the Audit Committee is described above and in the audit charter, found on our website, http://investors.evine.com/governance/governance-documents/default.aspx. The Audit Committee charter complies with the standards set forth in SEC and applicable stock exchange regulations.

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Human Resources and Compensation Committee

The Compensation Committee consists of Ms. Letizio (Chair) and, Messrs. Grabell and Siegel. All members of the Compensation Committee are independent directors as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules and are outside directors for purposes of Internal Revenue Code Section 162(m). The Compensation Committee charter complies with the standards set forth in Securities and Exchange Commission and applicable stock exchange regulations.

The responsibilities of the Compensation Committee are set forth in the Compensation Committee charter, which is reviewed at least annually and amended as appropriate in light of Securities and Exchange Commission and applicable stock exchange regulations. The charter is available on our website at http://investors.evine.com/governance/governance-documents/default.aspx.

Among other duties, the Compensation Committee has the responsibility to:

•	establish executive compensation strategy, including base salary, incentive compensation and any other compensation elements and evaluate the strategy in light of the Company’s non-binding advisory say on pay vote;

•	assure that all executive officers are compensated in a manner consistent with such strategy, internal considerations, competitive practices and the requirements of regulatory agencies, and that they are not incentivized to take an undue amount of risk;

•	oversee our stock-based incentive plans and approve all grants to executive officers made in connection with those plans;

•	review, approve, and request that independent directors ratify decisions regarding (i) the components of and total cash compensation for our Chief Executive Officer, and (ii) stock-based grants to our Chief Executive Officer;

•	review, approve, and, if appropriate, ask that the independent directors ratify any employment agreements or severance arrangements for the Chief Executive Officer or other members of senior management, including change-in-control provisions, plans or agreements;

•	monitor our employee benefit plans and discharge the duties imposed on the committee by the terms of those plans;

•	oversee succession planning for the Chief Executive Officer and other members of the senior executive team;

•	review and discuss with Company management the Compensation Discussion & Analysis (“CD&A”);

•	annually evaluate the performance of the committee and the adequacy of the committee’s charter, and report the evaluation to the Board; and

•	perform other duties or functions deemed appropriate by the Board.

Compensation decisions for the named executive officers (other than the Chief Executive Officer) and the other corporate officers directly reporting to the Chief Executive Officer are made by the Compensation Committee, upon the recommendation of our Chief Executive Officer. For the Chief Executive Officer, the compensation decisions are made by the independent directors upon the recommendation of the Compensation Committee. Under its charter, the Compensation Committee has the authority to engage, review and approve the payment of fees to or terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities.

The Compensation Committee’s meeting agendas are determined by its chair, with the assistance of the head of human resources and the Corporate Secretary. The Compensation Committee reports on its actions regarding executive compensation to the Board for all corporate officers except the Chief Executive Officer. For the Chief Executive Officer, the Compensation Committee makes a recommendation to the independent directors for review and action.

The Compensation Committee is supported by our human resources and legal departments upon request. In addition, the Compensation Committee engaged Frederic W. Cook & Co., Inc. in 2016. Frederic W. Cook & Co, Inc. (“Consultant”) is a global human resources consulting firm, hired to assist the Compensation Committee in discharging its responsibilities, which include conducting periodic reviews of the Company’s total compensation program for executive officers. Under a policy established by the Compensation Committee, Consultant only performs work for the Compensation Committee, the Board and other committees of the Board, and has not been retained by or performed work on behalf of our management for other benefits, compensation or recruiting services, or any other purposes. In assessing Consultant’s independence, the Compensation Committee has considered a number of important factors including: the relationships that the Consultant has with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that the Consultant has in place to maintain its independence and objectivity, and has determined that the work performed by Consultant has raised no conflicts of interest.

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Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (the “Governance Committee”) consists of Ms. Letizio (Chair) and Messrs. Holdsworth and Siegel. All members of the Governance Committee are independent directors as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules. The Governance Committee advises and makes recommendations to the Board on all matters concerning the selection of candidates as nominees for election as directors, corporate governance, compensation of directors and other matters as specified in the Governance Committee’s charter or as directed by the Board. The responsibilities of the Governance Committee are set forth in the Governance Committee charter, which is reviewed regularly in light of SEC and applicable stock exchange regulations and is available on our website at http://investors.evine.com/governance/governance-documents/default.aspx.

Finance Committee

The Finance Committee consists of Messrs. Hobbs (Chair), Beers, Grabell, Holdsworth, Arnold, and Robinson. Mr. Arnold was appointed to the Finance Committee pursuant to the requirements of the Cooperation Agreement. The Finance Committee assists the Board with its responsibilities and monitors and provides advice to senior management of the Company with regard to capital raising strategies and activities and exercises such other authority that may be granted to the Finance Committee by the Board on a transaction by transaction basis. The responsibilities of the Finance Committee are set forth in the Finance Committee charter, which is available on our website at http://investors.evine.com/governance/governance-documents/default.aspx.

Director Qualifications, Board Diversity and Shareholder Nominations for Directors

The Governance Committee charter describes the attributes we seek in considering director candidates. The Governance Committee will consider persons recommended by shareholders in selecting nominees for election to the Board. The Governance Committee recommends qualified individuals who, if added to the Board, will provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for our Company. We have determined that a majority of our directors should be independent directors. While the Governance Committee does not have a formal diversity policy, diversity is one of the factors set forth in the Governance Committee’s charter in analyzing the qualifications for directors.

In evaluating potential nominees, the Board considers the person’s integrity, judgment, skill, experience with entities in related industries (i.e., consumer retailing, TV home shopping, TV programming, media, fulfillment, direct response marketing, e-commerce, technology, finance, mergers and acquisitions, and corporate law), public Company experience, and commitment to devote the time and attention necessary to fulfill his or her responsibilities to the Company. It also considers the diversity of experience, race, ethnicity, gender and age of the nominees to complement and enhance the other members’ experiences and backgrounds.

Shareholders who wish to suggest qualified candidates should write to: EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Governance and Nominating Committee, c/o Corporate Secretary. All recommendations should state in detail the qualifications of the person for consideration by the Governance Committee and should be accompanied by an indication of the person’s willingness to serve.

Business Ethics Policies

We have adopted a business ethics policy applicable to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions. A copy of this business ethics policy is available on our website at http://investors.evine.com/governance/governance-documents/default.aspx. In addition, we have adopted a code of ethics for our Chief Executive Officer and senior financial management; this policy also is available on our website at http://investors.evine.com/governance/governance-documents/default.aspx.

Attendance and Meetings of the Board of Directors and Its Committees

Our business and affairs are managed by the Board, which held eleven meetings during fiscal 2016 and took action by written consent six times. During fiscal 2016, the Audit Committee held seven meetings and had no written actions; the Compensation Committee held nine meetings and had no written actions; the Governance Committee held nine meetings and took action by written consent three times; and the Finance Committee held ten meetings and had no written actions. During fiscal 2016, none of our directors attended fewer than 75% of the aggregate number of meetings of the Board and the various committees on which he or she served during fiscal 2016.

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Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or was during the last fiscal year, an officer or employee of our Company or of any of our subsidiaries. None of our executive officers has served on the Board or on the Compensation Committee of any other entity, any of whose executive officers served either on our Board or on our Compensation Committee.

Named Executive Officers

As further disclosed in more detail elsewhere in this proxy statement, fiscal 2016 was a year of transition for the Company’s leadership team. The leadership changes and the impact on the Company’s executive compensation program are described in more detail below under “Leadership Changes in Fiscal 2016”.

The following table sets forth a list of our NEOs for Fiscal Year 2016:

Name	Title
Robert J. Rosenblatt	Chief Executive Officer
Timothy A. Peterman	EVP, Chief Financial Officer
Nicole R. Ostoya	EVP, Chief Marketing Officer
Michael A. Henry	SVP, Chief Merchandising Officer
Jean-Guillaume Sabatier(1)	SVP, Sales & Product Planning & Programming
Mark C. Bozek(2)	Former Chief Executive Officer
G. Russell Nuce(2)	Former EVP, Chief Strategy Officer and Interim General Counsel

(1) Mr. Sabatier’s position was eliminated and his employment with the Company terminated on April 1, 2017.

(2) Resigned from the Company on February 8, 2016.

Leadership Changes in Fiscal 2016

In April of 2016, the Company announced the hiring of Nicole Ostoya as Chief Marketing Officer, and in May of 2016, the Company announced the hiring of Michael Henry as the Chief Merchandising Officer.

On February 7, 2016, Mr. Bozek the Company’s Chief Executive Officer, announced his resignation. Effective February 8, 2016, the Board appointed the Company’s Chairman, Mr. Rosenblatt to serve as the Interim Chief Executive Officer, and appointed him permanent Chief Executive Officer in August 2016. Mr. Nuce, the Company’s Chief Strategy Officer and Interim General Counsel, also announced his resignation on February 8, 2016. SEC rules require disclosure of specific executive officers in place during portions of the Company’s 2016 fiscal year, even if not in place at the end of the fiscal year. As a result, our compensation disclosures discuss the compensation of Messrs. Bozek and Nuce, even though they were no longer with the Company at the end of the fiscal year.

Current Executive Officers

Certain information about our current officers is set forth below (ages are as of April 30, 2017):

Name	Age	Position(s) Held
Robert J. Rosenblatt	59	Chief Executive Officer
Timothy A. Peterman	50	Executive Vice President — Chief Financial Officer
Nicole R. Ostoya	48	Executive Vice President— Chief Marketing Officer
Michael A. Henry	59	Senior Vice President— Chief Merchandising Officer
Nicholas J. Vassallo	53	Senior Vice President — Corporate Controller
Damon E. Schramm	49	Senior Vice President — General Counsel and Secretary

Robert J. Rosenblatt. See biographical information set forth under Proposal No. 1: Election of Directors.

Timothy A. Peterman joined the Company as Chief Financial Officer in March 2015. Most recently, Mr. Peterman served as the Chief Operating Officer and Chief Financial Officer for The J. Peterman Company, an ecommerce apparel brand since 2011 until he joined the Company in March 2015. From 2009 to 2011, he served as Chief Operating Officer and Chief Financial Officer of Synacor, a media technology company. Previously, Mr. Peterman served almost six years at The E.W. Scripps Company in various senior roles, including Senior Vice President of Corporate Development. From 1999 to 2002, he was Chief Operating Officer and Chief Financial Officer of IAC’s broadcasting and cable divisions, which included USA Network & Sci-Fi Channel. Mr. Peterman also spent almost six years in senior financial roles at Tribune Company. Mr. Peterman began his career at KPMG in Chicago in 1989, is a CPA and holds a BS in Accounting from the University of Kentucky.

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Nicole R. Ostoya joined the Company as Executive Vice President and Chief Marketing Officer in April 2016. Most recently, Ms. Ostoya co-founded The Cocktail Lab in January 2014, a gourmet craft cocktail emporium catering to both the professional bartending community and the adventurous home cocktailer. Previously, Ms. Ostoya co-founded and served as Chief Executive Officer of BoldFace, a celebrity beauty license holding company from May 2012 to October 2014. In July of 2010, Ms. Ostoya co-founded and owned Gold Grenade, a brand management company specializing in product development, strategic marketing and executing, which covered all channels of distribution including the luxury markets, specialty retailers and masstige including direct to consumer until September 2014. Previously, Ms. Ostoya was Director of Business Development, Benefit Cosmetics for LVMH; she co-founded and served as Chief Executive Officer of iDTV Studios, an online shopping network; co-owned Harlot, a bar and lounge in San Francisco; and served as Chief Executive Officer of Studio USA LLC. Ms. Ostoya began her career at Nordstrom where she spent over 18 years, including full line Store Manager. Ms. Ostoya received her Associates of Arts degree from the Fashion Institute of Design and Merchandising in San Francisco, CA.

Michael A. Henry joined the Company as Senior Vice President and Chief Merchandising Officer in May 2016. Most recently, Mr. Henry served as an executive consultant to Shopping Live, a 24-hour television shopping network operating in Russia from November 2015 until May 2016. In 2015, Mr. Henry served as Chief Merchandising Officer at Eastern Home Shopping, Taiwan. From 2012 to2015, Mr. Henry served as Director of Merchandising, Planning and Programming at QVC Italy. Mr. Henry also served eight years as Senior Vice President Merchandising at HSN, Inc., a multi-channel retailer and television network specializing in home shopping. Prior to HSN, Mr. Henry spent several years in the beauty industry holding key leadership positions in sales and marketing, including Vice President Promotional Marketing of Lancôme, and Executive Director of Marketing and Creative at Yves Saint Laurent Beauty. He began his career as an executive for Saks Fifth Avenue. Mr. Henry holds an MBA in Marketing from Columbia University and a BS degree from Georgetown University.

Nicholas J. Vassallo served as Vice President and Corporate Controller since 2000, and was promoted to Senior Vice President in October 2015. He first joined the Company as director of financial reporting in October 1996. Mr. Vassallo was named corporate controller in 1999 and the following year was promoted to vice president. Prior to joining the Company, he served as corporate controller for Fourth Shift Corporation, a software development company. Mr. Vassallo began his career with Arthur Anderson, LLP where he spent eight years in its audit practice group. Mr. Vassallo is a CPA and holds a BS in Accounting from St. John’s University in New York.

Damon E. Schramm was hired as Associate General Counsel in September 2015, and served in that capacity until he was promoted to Senior Vice President, General Counsel and Secretary in February 2016. Most recently, Mr. Schramm served as Vice President, General Counsel and Secretary at Lakes Entertainment, a publicly traded casino gaming company, from 2005 until he joined the Company in September 2015. Previously, he has served as a Partner at the law firm Gray Plant Mooty. He has also held board seats with the Make-A-Wish Foundation and the Animal Humane Society, among others. Mr. Schramm holds a BA from the University of Minnesota-Duluth and a JD from William Mitchell College of Law.

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EXECUTIVE COMPENSATION

This compensation discussion and analysis (“CD&A”) is intended to provide an overview of the compensation awarded to, earned by, or paid to our named executive officers, including the material elements of the compensation paid to our named executive officers (“NEOs”) as outlined in the compensation tables included in this proxy statement.

Executive Summary

Business Overview

EVINE Live Inc. is a multiplatform video commerce company that offers a mix of proprietary, exclusive and name brand merchandise directly to customers in an engaging and informative shopping experience through TV, online and on mobile devices. The Company operates a 24-hour television shopping network, Evine, which is distributed primarily on cable and satellite systems, through which it offers proprietary, exclusive and name brand merchandise in the categories of jewelry & watches; home & consumer electronics; beauty; and fashion & accessories. Under the leadership of Robert J. Rosenblatt, who was appointed CEO in August 2016, the Company has continued its repositioning into a true video commerce company. Evine programming is distributed in over 87 million cable and satellite television homes and also is available nationwide via live streaming at www.evine.com and is also available on mobile channels. Programming is also distributed through a Company-owned full-power television station in Boston, Massachusetts and through leased carriage on a full-power television station in Seattle, Washington.

2016 Performance

The nature of our compensation structure is based on pay for performance. The following metrics outline our performance in fiscal 2016:

•	Total sales of $666.2 million, a decrease of 3.9% over 2015 fiscal year

•	Gross profit of $241.5 million, an increase of 1.3%

•	Gross margin of 36.3%, an increase of 190 basis points

•	Net loss was $8.7 million, a 29% improvement over 2015 fiscal year

•	Adjusted EBITDA(1) of $16.2 million, an increase of 76%

•	EPS was ($0.15), a 32% improvement over 2015 fiscal year

(1)	Adjusted EBITDA is defined and reconciled to net loss on pages 26 and 27 of our Annual Report on Form 10-K for fiscal 2016 filed with the SEC on March 30, 2017.

In fiscal 2016, performance results did not meet our internal targets as market conditions proved challenging in the face of a difficult macro retail environment. Despite not reaching internal targets, the Company remains focused on its strategy to rebuild the Company’s merchandising mix and implement expensive discipline.

As a result of this performance shortfall, no cash awards were made under our short-term Annual Incentive Program and the base salaries of our named executive officers remained unchanged.

Changes to our Executive Compensation Program

As part of an overall evaluation of our executive compensation program, the Compensation Committee took two actions to enhance our executive compensation program. We believe these changes continue to strengthen our governance practices. These changes included:

•	Implemented a Clawback Policy: Effective in 2016, the Company implemented a policy to provide for the recoupment of certain compensation in the event the Company is required to restate its financial statements due to material non-compliance with any financial reporting requirement under the securities law.

•	Implemented an Anti-hedging and Pledging Policy: Effective in 2016, the Company implemented a policy, restricting officers and directors from purchasing any financial instrument, or entering into any transaction, that is designed to hedge or offset a decrease in the market value of Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds); or pledging, hypothecating, or otherwise encumbering shares of Company stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account.

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Prior Year Say on Pay Results

The Board values the opinions of our shareholders and carefully reviews and considers the outcome of our Say on Pay vote, along with other relevant factors, in evaluating the compensation program for the Company’s NEOs.  In 2016, we received majority support for the Company’s Say-on-Pay Proposal (87.5%). The Compensation Committee devoted significant time and resources to understand shareholder feedback and analyze the executive compensation programs with the assistance of its independent compensation consultant. In evaluating potential changes, the Compensation Committee also took into consideration market practices and the Company’s overarching compensation philosophy of attracting and retaining exceptional leaders and enabling them to behave like owners. Our current programs are materially the same as the programs approved at our 2016 Annual Meeting, with the addition of the clawback policy added in 2016. In January of 2017 we also added a formal anti-hedging and pledging policy. We believe our programs effectively align with the interests of our shareholders.

Compensation Discussion and Analysis

Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to attract and retain exceptional leaders and enable them to behave like owners. When setting executive compensation, we apply a consistent approach for all executive officers and intend that the combination of compensation elements closely aligns the executives’ financial interest with those of our shareholders. The program is primarily designed to:

1.	Attract, motivate and retain a highly capable and performance-focused executive team;

2.	Promote a culture of employee owners whose financial interests are aligned with those of our shareholders;

3.	Pay for performance such that total compensation reflects the individual performance of executives and our Company’s absolute and relative performance;

4.	Promote a focus on equity value by tying executive compensation to the long-term enhancement of shareholder value;

5.	Permit the Compensation Committee to exercise independent judgment and approval authority with respect to establishing executive compensation programs, performance measures, and awards; and

6.	Consider the potential stock dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

Target total compensation is comprised of an appropriate balance of cash and equity and divided into three core elements: base salary, annual cash incentive compensation, and long-term incentive compensation. In support of our emphasis on significant ownership by executives, the Compensation Committee offers long-term incentive opportunities that encourage stock ownership. Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the Compensation Committee reviews and considers both individual performance and the number of outstanding and previously granted equity awards. In addition to promoting share ownership, our executive compensation objectives and philosophy focus on rewarding performance. This means that shareholder returns along with corporate, operating unit, and individual performance, both short-term and long-term, determine the largest portion of the executive pay opportunity.

Role of the Compensation Committee and Executive Compensation Consultant

The Compensation Committee oversees the administration of the executive compensation program and determines the compensation of our executive officers. The Compensation Committee is solely composed of non-management directors, all of whom meet the independence requirements of applicable NASDAQ rules. To assist the Compensation Committee in discharging its responsibilities, the Compensation Committee engages an independent consultant (“Consultant”). Frederic W. Cook & Co., Inc. The Consultant’s role is to develop analyses and competitive information and to provide independent advice to the Compensation Committee related to executive compensation programs.

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Process for Determining Executive Compensation

In previous years, the Compensation Committee commenced the review and adjustment process for executive total compensation levels, including equity grants, annually in November. In 2015, we moved our practice for reviewing executive total compensation levels and granting equity to the first quarter of our fiscal year. This change was made as part of a holistic review of the compensation programs under the direction of the new Compensation Committee and the Consultant in conjunction with the new management team.

Our Chief Executive Officer’s (the “CEO”) target total compensation package is set by the Compensation Committee during an executive session, where the CEO is not present, based on the Compensation Committee’s review of the competitive information prepared by the Consultant, assessment of the CEO’s individual performance in conjunction with the Company’s financial and operating performance. The Compensation Committee then makes a recommendation to the independent directors, who determine the CEO’s compensation.

Target total compensation recommendation for other executive officers are made by the CEO and the head of human resources, who work closely with the Compensation Committee, after reviewing the executive’s and the Company’s performance in conjunction with the executive’s responsibility and experience when compared to the competitive information prepared by the Consultant. The Compensation Committee then determines the compensation of these executive officers.

Market Data Review

To gain an understanding of current compensation practices and competitive pay levels, we perform a “market check” which reviews each executive officer’s target total compensation in relation to comparably sized companies based on general industry data derived from several published survey sources. We also take into account, as a secondary reference point, competitive compensation data for certain executive officer positions from the proxy statements of a selected group of retail, e-commerce, media, and mail order catalog companies. In 2016, the Compensation Committee engaged its Consultant to assist in reviewing the Company’s peer group. Based on that review, one company was removed from the peer group, Crown Media Holdings, Inc.

2016 Peer Group

1-800-FLOWERS.COM, Inc.	Big 5 Sporting Goods Corporation	Etsy, Inc.
Cato Corporation	Lands’ End, Inc.	Liquidity Services, Inc.
Gaiam, Inc.	Nutrisystem, Inc.	Overstock.com, Inc.
New York & Company, Inc.	Trans World Entertainment Corporation	Tuesday Morning Corporation
Select Comfort Corporation	Blue Nile, Inc.

We use this information as a reference point and to gain a better and more current understanding of prevailing compensation practices. Although the practices of other companies represent useful guidelines, the Compensation Committee does not rely solely on the peer group data in making its individual compensation determinations, nor is this data a material factor in any such determination made by the Compensation Committee. Rather, the Compensation Committee takes into account various other factors such as individual performance, an individual’s primary duties and responsibilities, internal equity and affordability in setting individual executive compensation packages.

Risk Assessment

The Compensation Committee has reviewed the concept of risk as it relates to our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk. Overall, our internal risk assessment confirms that our compensation arrangements are low in risk and do not foster undue risk taking, because they focus on performance of Company-wide annual goals, including Adjusted EBITDA, that are aligned with the long-term interests of our shareholders and have strong governance and control mechanisms. The Compensation Committee’s approach to long-term incentives is and will be predominantly risk-based equity and thus tied to shareholder returns.

Our Executive Compensation Program and Fiscal 2016 Performance

The primary elements of our executive compensation program are designed to be consistent with the compensation objectives described above. These key compensation elements are divided into three main categories which are outlined in the following table. The purpose of each element is provided to demonstrate how each component fits with the overall compensation objectives established by the Compensation Committee, specifically, stock ownership and pay for performance. The fiscal 2016 performance outcomes column describes the result of each element.

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Elements	Form	Purpose	Performance Measures	Fiscal 2016 Performance Outcomes
Base Compensation	Base salary paid in the form of cash compensation	Fixed element of pay based on individual’s primary duties and responsibilities	Individual performance, experience level and contribution on primary duties and responsibilities	CEO and NEOs did not receive base pay increases

Annual Incentive Plan	Historically, performance based cash compensation	Designed to reward achievement of specified annual corporate goals	Results to be measured against Adjusted EBITDA, and personal performance	CEO and NEOs did not receive payouts based on fiscal 2016 results, as described under the caption “Specifics Related to the 2016 Executive Compensation Elements — Annual Incentive Plan” below

Long-Term Incentive Plan	Stock Options, Restricted Stock and Performance Shares	Designed to encourage and reward shareholder value creation and to attract and retain talent	Individual’s level of responsibility and the Company’s performance	A long-term incentive award was granted as described under the caption “Specifics Related to the 2016 Executive Compensation Elements — Long-Term Incentive Plans” below

Specifics Related to the Fiscal 2016 Executive Compensation Elements

Base Salary

The Summary Compensation Table sets forth the actual base salary earned by each of our NEOs during fiscal 2016. The level of base salary takes into account job responsibilities, experience level and market competitiveness. Base salaries are generally reviewed annually in January, with any changes becoming effective in May. Annual adjustments are based on individual performance, performance of the area of responsibility, the Company’s performance, competitiveness versus the external market and budget availability for internal merit increases. No increases were made to the base salaries of or NEOs for fiscal 2016 due to the failure to meet our internal Company targets for 2015.

Annual Incentive Plan

An annual incentive opportunity is provided to encourage and reward the CEO and executive officers for making decisions that improve performance as measured by 1-year performance measures selected by the Committee. It is designed to produce sustained shareholder value by establishing a direct link between these performance measures and the incentive compensation. The Compensation Committee administers the annual incentive plan in which the CEO and executive officers participate.

Targets are established annually for the Company as a whole and are based on our prior performance. The plan is designed to motivate continuous improvement in order to achieve payouts at or above target over time.

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Fiscal 2016 Performance Measures for Short-Term Annual Incentive Award

Our Short-Term Annual Incentive Award is designed to reward achievement of annual financial and personal performance goals met in the year in the form of cash bonuses. The Company’s and the individuals’ performance determines the amount, if any, of awards earned. Such awards are based on performance relative to the established target.

For a given year, a payout at 100% of target annual incentive compensation is achieved when Company performance achieves the stated goals. Actual incentive payments could range from 50 to 200 percent of the targeted incentive opportunity based on corporate performance and individual performance goals. Performance below a threshold goal level results in no payout under the plan.

The annual performance-based incentive opportunity is established each year as a percentage of an executive’s annual base salary and is targeted at the estimated median of our competitive market with the opportunity to earn more for above-target performance or less for below target performance. The Compensation Committee has determined that the annual performance bonus for our NEOs is based on the Company achieving a goal equal to our Adjusted EBITDA prior to accrual for annual performance bonuses (the “Pre-Bonus Adjusted EBITDA”).  The performance bonus of the NEOs (other than the CEO) will be weighted 80%-90% on the Company achieving the Pre-Bonus Adjusted EBITDA and 10%-20% on individual performance.  For our CEO, the annual performance bonus will be based entirely on the Company achieving the Pre-Bonus Adjusted EBITDA.

The Compensation Committee selected the Pre-Bonus Adjusted EBITDA as the core financial metric since most executives possess the ability to impact the Pre-Bonus Adjusted EBITDA and the metric provides a balanced focus on sales and profitability.

Shown below are our goals at Threshold, Target and Maximum and our actual result for fiscal 2016, reflected in millions of dollars.

Performance Measure	Threshold	Target	Maximum	Actual
Pre-Bonus Adjusted EBITDA	$20.7	$23.4	$36.4	$16.2

Because the Company did not meet the threshold goal for fiscal 2016, our NEOs did not receive an incentive payment under our short-term annual incentive award.

For fiscal 2016, the target incentive opportunities (expressed as a percentage of base salary) and the actual awards (expressed both as a percentage of base salary and the actual amount paid) for the CEO and other NEOs for fiscal 2016 are set forth below.

Name	Target Annual Short Term Incentive as a Percent of Base Salary for Fiscal 2016	Actual Annual Short Term Incentive Percent Paid Based on Performance	Actual Short Term Incentive Paid
Robert J. Rosenblatt	100%	0%	$0
Timothy A. Peterman	60%	0%	$0
Nicole R. Ostoya	60%	0%	$0
Michael A. Henry	40%	0%	$0
Jean-Guillaume Sabatier(1)	40%	0%	$0
Mark C. Bozek(2)	100%	0%	$0
G. Russell Nuce(2)	60%	0%	$0

(1)	Mr. Sabatier’s position was eliminated and his employment with the Company terminated on April 1, 2017.
(2)	Resigned from the Company on February 8, 2017.

Long-Term Incentive Plans

A key component of an executive’s compensation is the Long-Term Incentive Award, which is critical to focusing our executives on the Company’s long-term growth and creating shareholder value. The Long-Term Incentive Plan is designed to attract and retain exceptional leaders and enable them to behave like owners.

The Long-Term Incentive Awards are granted each year in March to enable us to manage compensation decisions at one point in time which allows for a more holistic approach to evaluating executive compensation. The following is a general description of the vehicles we used in 2016.

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Restricted Stock Award (“RSA”). A RSA is a promise to issue shares of our common stock in the future provided the recipient remains employed with us through the award’s vesting period. Generally, the RSAs vest in three equal annual installments beginning on the first anniversary of the grant date. Unvested RSAs are generally forfeited upon termination of employment. As a result, RSAs are intended to retain key employees, including the NEOs, and align their interest with shareholders.

Incentive Stock Option (“ISO”). The time-based ISOs allow the recipient to buy a certain amount of shares at a pre-determined price. ISOs generally have a “grant date” that is the same date as the date of Compensation Committee or Board approval and have an exercise price equal to the fair market value on the grant date or, in some cases, equal to a higher stock price. In addition stock options typically have a ten year term and vest in three equal annual installments beginning on the first anniversary of the grant date with limited exceptions, subject to certain post termination and change of control provisions. Unvested ISOs are generally forfeited upon termination of employment. As a result, ISOs are intended to retain key employees, including the NEOs, and align their interest with shareholders.

Performance Shares Unit (“PSU”). PSUs vest at the end of a three-year period, if at all, based on the Company’s Relative total shareholder return (“TSR”) versus companies listed in the GICS 255020 - Internet & Catalog Retail Index. Shares are payable ranging from 0% to 150% of the target performance shares, based upon the following table:

Performance Goal	Number of Performance Stock Units Which Vest(1)
Relative TSR 100th Percentile	150% (Maximum)
Relative TSR 50th Percentile	100% (Target)
Relative TSR 33rd Percentile	50% (Threshold)
Relative TSR Less than 33rd Percentile	0%

(1) Vesting percentages for performance between Performance Goal data points are based on a linear interpolation.

Grant levels of each component of the long-term incentive program may vary from year to year and by participant, based on a variety of factors. The Compensation Committee determines the award opportunity level for each executive officer based upon the individual’s responsibility level and potential within our Company, competitive practices, the number of shares available for grant, the individual and Company performance and the market price for our common stock.

The Company uses a combination of the RSAs, ISOs and PSUs for the long-term incentive grant. In 2016, the level of historical long-term incentive grants described in the table below were reduced by 25% to reflect the Company’s low share price as of the grant date and the Company’s 2015 performance. In 2017, the long-term incentive grants were made consistent with the table below.

Name	Long Term Incentive (% of Salary)	Incentive Stock Options (% of LTI)	Restricted Stock Awards (% of LTI)	Performance Shares Units (% of LTI)
Robert J. Rosenblatt	150	50	-	50
Timothy A. Peterman	85	50	-	50
Nicole R. Ostoya	85	50	-	50
Michael A. Henry	45	50	50	-
Jean-Guillaume Sabatier(1)	45	50	50	-
Mark C. Bozek(2)	-	-	-	-
G. Russell Nuce(2)	-	-	-	-

(1)	Mr. Sabatier’s position was eliminated and his employment with the Company terminated on April 1, 2017.
(2)	Resigned from the Company on February 8, 2016, therefore no long term incentive awards were granted during 2016.

Agreements with Certain Executives

Robert J. Rosenblatt Agreement

On February 7, 2016, the Board appointed Robert J. Rosenblatt, Chairman of the Board, as interim Chief Executive Officer, effective February 8, 2016. In connection with his appointment as interim CEO, Mr. Rosenblatt was to receive an annual salary of $625,000 and was eligible to participate in the Company’s retirement plans, health plans and other employee benefit plans as sponsored by the Company. Mr. Rosenblatt also was reimbursed for reasonable temporary housing and weekly commuting expenses to and from Eden Prairie, MN.

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On August 18, 2016, the Board appointed Mr. Rosenblatt, Chief Executive Officer of the Company. In connection with the appointment, Mr. Rosenblatt entered into an employment agreement (“Employment Agreement”) that provides for a two year initial term, followed by automatic one-year renewals. Pursuant to the Employment Agreement Mr. Rosenblatt’s base salary was increased to $750,000 per year, and, provided that certain annual performance goals are met, a cash bonus of $750,000 was payable upon completion of the fiscal year ending January 28, 2017. Thereafter, Mr. Rosenblatt will be entitled to cash bonuses of at least 100% of his base salary if the target performance goals established by the Board are achieved. Mr. Rosenblatt is eligible to participate in the Company’s fiscal year 2016 annual cash incentive plans and programs as are generally provided to the senior executives of the Company and as are in effect from time to time. Mr. Rosenblatt also received a long-term incentive equity grant valued at 150% of Mr. Rosenblatt’s base salary, comprised of 50% stock options and 50% PSUs. Specifically, Mr. Rosenblatt was granted options to purchase 375,855 shares of Company common stock, which shall vest in annual one-third increments starting on March 28, 2017 at an exercise price of $1.60, and 231,799 PSUs which shall be issuable in shares of Company common stock, the number of which is tied to the achievement of certain relative TSR performance goals. The award agreements evidencing the long term incentive equity grant provide for accelerated vesting upon Mr. Rosenblatt’s termination with good reason or termination without cause within 12 months of a change of control.

The Employment Agreement also provides Mr. Rosenblatt with an initial equity award of 625,000 shares of restricted stock under the Company’s 2011 Omnibus Incentive Plan with a fair value of approximately $1,000,000. The award will vest as follows: one third on the effective date of the Employment Agreement and the other two thirds to vest in two equal parts upon the achievement of certain specified performance goals relating to a) an increase in stock price and b) length-of-service requirements.

To assist with Mr. Rosenblatt’s commute to the Company’s headquarters in Eden Prairie, Minnesota, the Employment Agreement provides that the Company will reimburse Mr. Rosenblatt for his commuting, temporary housing and transportation costs, and will pay an additional amount to make Mr. Rosenblatt whole for taxes on such reimbursement amounts. The Employment Agreement also provides that the Company will reimburse Mr. Rosenblatt for up to $20,000 in reasonable and documented legal expenses and other costs associated with the negotiation of his employment arrangements.

In the event of a termination by the Company of Mr. Rosenblatt’s employment during the term of the Employment Agreement without cause (other than as a result of death or disability) or by Mr. Rosenblatt with good reason, he will receive severance benefits consisting of a cash severance payment equal to one and one-half times the sum of Mr. Rosenblatt’s base salary during the 12-month period immediately preceding the termination plus one times his target annual incentive bonus, to be determined based on such base salary. In the event of a termination due to a change in control, the multiple will be increased to two times Mr. Rosenblatt’s base salary during the 12-month period immediately preceding the termination plus two times the greater of the target annual incentive bonus he received for the immediately preceding fiscal year or the target annual incentive bonus determined based on his base salary. The severance will be paid in equal installments or, following a change in control, in a lump sum, subject in each case to a six month delay to the extent required for compliance with Section 409A of the Internal Revenue Code of 1986, as amended. He will also receive (i) a pro-rated annual cash incentive award for the year of termination to the extent the performance goals are achieved, if the Company does not renew the Employment Agreement or if Mr. Rosenblatt’s employment with the Company terminates as a result of a change of control, (ii) continued group health, dental and life insurance benefits for 18 months (24 months following a change in control) at no cost to Mr. Rosenblatt and (iii) pro-rata vesting of any long-term incentive awards, subject to the achievement of any performance goals.

Mr. Rosenblatt has not received any cash compensation as a director or Chairman of the Board since his appointment as interim CEO. He did, however, receive the annual director equity grant in June 2016.

Agreements with Mark C. Bozek

The Company entered into an Employment Agreement with Mark L. Bozek on November 17, 2014. The agreement provided for a three year initial term, followed by automatic one-year renewals. The agreement provided for an initial base salary of $625,000 per year, a signing bonus of $125,000 and a one-time first-year bonus of $381,849, payable upon completion of the fiscal year ending January 31, 2015. The agreement also provided Mr. Bozek an award of performance restricted stock units under the Company’s 2011 Omnibus Incentive Plan with a fair value of approximately $1,000,000.

On February 8, 2016, Mark C. Bozek resigned as a member of the Board and as Chief Executive Officer of the Company.  On February 18, 2016, Mr. Bozek entered into a Separation Agreement with the Company (the “Separation Agreement”). Under the Separation Agreement, Mr. Bozek and the Company agreed that Mr. Bozek’s separation from the Company would be treated as a result of an “Event” and for reasons other than “Cause,” as those terms are defined in Mr. Bozek’s Employment Agreement. Under the Separation Agreement, the Company agreed to pay Mr. Bozek the following severance pay and benefits: (i) severance pay of $937,500 representing 1.5 times Mr. Bozek’s annual base salary (ii) severance bonus pay of $286,386 representing 1.5 times the average of the annual bonus paid to Mr. Bozek over two fiscal years during which he was employed by the Company prior to his resignation date; (iii) for a period of eighteen (18) months, continued group health, dental and life insurance benefits to the extend such benefits were in effect for Mr. Bozek and his family as of his resignation date; (iv) Mr. Bozek shall be eligible to earn a pro-rated portion of the November 17, 2014 RSUs in an amount equal to 54.33% of any portion of such RSUs that otherwise vest at the end of the performance period in accordance with the terms of the RSU Award; (v) 31,860 stock options from the award granted on March 20, 2015 were vested and exercisable for a period of 90 days following his resignation; and (vi) Mr. Bozek shall be eligible to earn a pro-rated portion of the March 20, 2015 PSU grant in an amount equal to 34% of any portion of such PSUs that otherwise vest at the end of the performance period in accordance with the terms of the RSU Award.

24

Clawback Policy

In 2016, the Company implemented an executive compensation recovery, or clawback, policy, which covers all officers, providing for recoupment of certain compensation in the event the Company is required to restate its financial statements due to material non-compliance, as a result of misconduct of an executive officer or officers, with any financial reporting requirement under the securities laws. The policy complies with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Anti-Hedging Policy

In 2016, the Company implemented an anti-hedging and pledging policy, which covers all officers and directors, restricting such officers and directors from:

•	Purchasing any financial instrument, or entering into any transaction, that is designed to hedge or offset a decrease in the market value of Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds); or
•	Pledging, hypothecating, or otherwise encumbering shares of Company stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account.

Stock Ownership Guidelines for Directors and Officers

Consistent with our ownership philosophy, the Board established stock ownership guidelines for members of the Board and officers in February 2009, and revised the guidelines in April 2011. Under the revised guidelines, our Board has adopted stock ownership guidelines for non-management directors requiring each director to achieve and hold equity ownership equal to four times the amount of their annual cash retainer, to be attained by all directors within five years from the later of (i) April 2011 and (ii) the date on which the director becomes subject to the guidelines. The guidelines also require that within five years from the later of (i) April 2011 and (ii) the date on which the executive officer becomes subject to the guidelines, each executive officer must achieve and maintain an equity ownership level equal to a specified multiple of his or her annual base salary. The minimum equity ownership levels are four times the annual base salary for our CEO and two times the annual base salary for the other executive officers. Progress toward the stock ownership guidelines is measured once each year at the time of the March Board meeting. Ownership levels are calculated using the market value of our stock each March multiplied by the number of restricted shares, unrestricted shares, plus the value of vested options in the money. New directors and new executive officer hires will have five years from date of appointment or hire to achieve and maintain these stock ownership guidelines. The current directors and officers own a significant amount of shares and vested options and the group is making progress in achieving our stock ownership guidelines.

Accounting and Tax Considerations

When establishing pay elements or associated programs, the Compensation Committee reviews projections of the estimated pro forma expense and tax impact of all material elements of the Company’s executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element, which in many cases is equal to the performance period, and the Company realizes a tax deduction upon payment to and/or realization by the executive. While our incentive compensation plans are intended to meet the deductibility requirements of Section 162(m) of the Internal Revenue Code, the Compensation Committee reserves the flexibility to approve elements of compensation for specific officers in the future which may not be fully deductible.

25

Compensation Committee Report

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.

THE HUMAN RESOURCES AND

COMPENSATION COMMITTEE

LISA LETIZIO (CHAIR)

NEAL S. GRABELL

FRED R. SIEGEL

26

Summary Compensation Table

The table below shows all elements of compensation for our CEO and NEOs for each of our last three completed fiscal years. As permitted by SEC rules, certain columns in the Summary Compensation Table and the other compensation tables have been omitted if no compensation would be required to be reported in such column in the fiscal years required to be presented.

Name & Principal Position	Year	Salary ($)(1)		Bonus ($)	Stock Awards ($)		Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Robert J. Rosenblatt	2016	640,385		-	1,428,561	(3)	420,894	238,837	(4)	2,728,677
Chief Executive Officer	2015	-		-	-		-	-		-
	2014	-		-	-		-	-		-

Timothy A. Peterman	2016	350,000		-	112,008	(6)	118,830	35,831	(7)	616,669
Executive Vice President &	2015	282,692	(5)	15,000	148,747		145,859	137,018		729,316
Chief Financial Officer	2014	-		-	-		-	-		-

Nicole R. Ostoya	2016	303,300		-	111,563	(6)	218,391	73,579	(8)	706,833
Executive Vice President &	2015	-		-	-		-	-		-
Chief Marketing Officer	2014	-		-	-		-	-		-

Michael A. Henry	2016	228,846		-	59,063	(9)	59,278	168,224	(10)	515,411
Senior Vice President &	2015	-		-	-		-	-		-
Chief Merchandising Officer	2014	-		-	-		-	-		-

Jean- Guillaume Sabatier	2016	338,746		-	57,164	(9)	60,887	8,469	(12)	465,266
Senior Vice President-Sales	2015	336,469		-	73,999		72,528	7,950		490,946
& Product Planning &	2014	326,668		114,987	-		-	7,800		449,455
Programming(11)

Mark C. Bozek	2016	38,461		-	-		-	754,315	(14)	792,776
Former Chief Executive	2015	625,000		-	468,744		459,426	175,270		1,728,440
Officer(13)	2014	404,983		506,849	980,969		-	122,335		2,015,136

G. Russell Nuce	2016	23,077		-	-		-	600,692	(15)	623,769
Former Executive Vice	2015	375,000		-	159,374		156,205	77,733		768,312
President & Chief Strategy	2014	64,904		206,250	392,388		-	26,284		689,826
Officer(13)

(1)	Represents base salary paid during fiscal 2014, fiscal 2015, and fiscal 2016, as described above in the section entitled “Compensation Discussion & Analysis Specifics Related to the 2016 Compensation Elements”.
(2)	Amounts do not reflect compensation actually realized by the NEO. Each amount represents the grant date fair value of the stock option award made to each individual during the fiscal year as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the value of the option awards granted in fiscal 2016 are set forth in Note 9, Shareholders’ Equity — Stock-Based Compensation, of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2016 filed with the SEC on March 30, 2017.
(3)	Amount shown includes (a) $421,874, the grant date fair value of 231,799 market-based PSUs granted in fiscal 2016 as part of the Company’s long-term incentive program. The number of PSUs earned is based on the Company’s TSR relative to a group of industry peers over a three-year performance measurement period as described in footnote 7 to the Outstanding Equity Awards at Fiscal 2016 Year-End table below. Grant date fair values were determined using a Monte Carlo simulation methodology and are based on the probable outcome of the performance measure and are consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. At grant date, the value of the 2016 award, assuming maximum performance, would be $632,811, (b) $957,937, the grant date fair value of 625,000 market-based RSAs awarded in fiscal 2016 in conjunction with the appointment of Mr. Rosenblatt as chief executive officer of the Company. One third of the RSAs subject to the award vested on the date of grant. The remaining RSAs will vest only if the closing price of the Company’s stock equals or exceeds certain price per share thresholds and Mr. Rosenblatt has met required service periods, as described in footnote 6 to the Outstanding Equity Awards at Fiscal 2016 Year End table below. The grant date fair value was determined using a Monte Carlo simulation methodology, and (c) $48,750, grant date fair value of 27,857 shares of restricted stock awarded to Mr. Rosenblatt as part of his Board compensation. The assumptions used to calculate the value of these RSAs awarded are set forth in Note 9, Shareholders Equity — Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2016 filed with the SEC on March 30, 2017.
(4)	Represents $225,036 of commuting expense, $2,955 of Board compensation while serving as an independent Board member and $10,846 of 401(k) company match paid during fiscal 2016.
(5)	Mr. Peterman joined the Company in March 2015.

(6)	Amounts shown represent the grant date fair value of market-based PSUs granted in fiscal 2016 as part of the Company’s long-term incentive program. The number of PSUs earned is based on the Company’s TSR relative to a group of industry peers over a three-year performance measurement period as described in footnote 7 to the Outstanding Equity Awards at Fiscal 2016 Year-End table below. Grant date fair values were determined using a Monte Carlo simulation methodology and are based on the probable outcome of the performance measure and are consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate the value of the PSUs are set forth in Note 9, Shareholders Equity — Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2016 filed with the SEC on March 30, 2017. At grant date, the value of the 2016 awards, assuming maximum performance, would be $168,012 and $167,344 for Mr. Peterman and Ms. Ostoya, respectively.
(7)	Represents $28,110 of commuting expense and $7,721 of 401(k) company match paid during fiscal 2016.
(8)	Represents $65,791 of commuting expense and $7,788 of 401(k) company match paid during fiscal 2016.
(9)	Amounts shown represents the grant date fair value of RSAs awarded on March 28, 2016 for Mr. Sabatier and May 23, 2016 for Mr. Henry as part of the Company’s long-term compensation program. The per share grant date fair value was determined in accordance with FASB ASC Topic 718 and equaled the closing price of a share of our common stock on the date of grant. The dollar amounts shown do not reflect the value of the restricted shares on the day they vest.
(10)	Represents $163,378 of relocation expense and $4,846 of 401(k) company match paid during fiscal 2016.
(11)	Mr. Sabatier’s position was eliminated and his employment with the Company terminated on April 1, 2017.
(12)	Represents $8,469 of 401(k) company match paid during fiscal 2016.
(13)	Resigned from the Company on February 8, 2016.
(14)	Represents severance of $753,161 paid in fiscal 2016 in connection with Mr. Bozek’s resignation from the Company on February 8, 2016 and $1,154 of 401(k) company match paid during fiscal 2016.
(15)	Represents severance of $600,000 paid in fiscal 2016 in connection with Mr. Nuce’s resignation from the Company on February 8, 2016 and $692 of 401(k) company match paid during fiscal 2016.

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Grants of Plan-Based Awards in Fiscal 2016

The following table sets forth certain information concerning plan-based awards granted to our NEOs during fiscal 2016.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities		Exercise Price or Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)		Underlying Options (#)		Awards ($/Share)	Awards ($)(3)

Robert J. Rosenblatt			375,000	750,000	1,500,000	-	-	-	-		-		-	-
	6/22/16		-	-	-	-	-	-	27,857	(4)	-		-	48,750
	8/18/16		-	-	-	-	-	-	-		375,855	(5)	1.60	420,894
	8/18/16		-	-	-	-	-	-	625,000	(6)	-		-	957,937
	8/18/16	(7)	-	-	-	115,900	231,799	347,699	-		-		-	421,874

Timothy A. Peterman			105,000	210,000	420,000	-	-	-	-		-		-	-
	3/28/16		-	-	-	-	-	-	-		168,117	(8)	0.99	118,830
	3/28/16	(7)	-	-	-	57,147	114,294	171,441	-		-		-	112,008

Nicole R. Ostoya			105,000	210,000	420,000	-	-	-	-		-		-	-
	4/18/16		-	-	-	-	-	-	-		103,921	(9)	1.50	111,295
	4/18/16		-	-	-	-	-	-	-		100,000	(10)	1.50	107,096
	4/18/16	(7)	-	-	-	32,431	64,862	97,293	-		-		-	111,563

Michael A. Henry			70,000	140,000	280,000	-	-	-	-		-		-	-
	5/23/16		-	-	-	-	-	-	-		71,638	(11)	1.16	59,278
	5/23/16		-	-	-	-	-	-	50,916	(12)	-		-	59,063

Jean-Guillaume Sabatier(13)			67,749	135,498	270,996	-	-	-	-		-		-	-
	3/28/16		-	-	-	-	-	-	-		86,141	(8)	0.99	60,887
	3/28/16		-	-	-	-	-	-	57,741	(12)	-		-	57,164

Mark C. Bozek(14)	-		312,500	625,000	1,250,000	-	-	-	-		-		-	-

G. Russell Nuce(14)	-		112,500	225,000	450,000	-	-	-	-		-		-	-

(1)	SEC rules require that we disclose the applicable range of estimated payouts denominated in dollars (with the threshold referring to the minimum amount of payable for a certain level of performance, the target referring to the amount payable if the specific performance targets are reached and the maximum referring to the maximum payout possible) upon satisfaction of the conditions in question under our non-equity annual incentive plan granted in the fiscal year. Accordingly, the amounts in the columns above reflect possible payouts under awards made to our NEO’s under our annual incentive plan described in this proxy statement under “Compensation, Discussion & Analysis — Fiscal 2016 Performance Measures & Objectives,” the actual payouts for fiscal 2016 were based on our Company achieving an Adjusted EBITDA target, and individual performance goals. There were no payouts made to our NEO’s for the fiscal 2016 non-equity annual incentive plan.
(2)	SEC rules require that we disclose the applicable range of estimated payouts denominated in shares (with the threshold referring to the minimum amount payable for a certain level of performance, the target referring to the amount payable if the specific performance targets are reached and the maximum referring to the maximum payout possible) upon satisfaction of the conditions in question under the Company's long-term equity incentive plan granted in the fiscal year. Accordingly, the amounts in the columns above reflect possible share payouts under awards made to our NEO’s under our long-term equity incentive plan described in this proxy statement under “Compensation, Discussion & Analysis — Long-Term Incentive Plans”.
(3)	Amounts shown equal the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.
(4)	Amount represents the annual restricted stock grant of 27,857 shares awarded to Mr. Rosenblatt on June 22, 2016 under our director compensation program while holding the position of chairman of the Board. Mr. Rosenblatt resigned as the independent chair of the Board on August 18, 2016 upon being appointed as chief executive officer of the Company. The restricted stock vests in full one day before our 2017 Annual Meeting, currently expected to be June 14, 2017.
(5)	ISOs granted on August 18, 2016 with an exercise price of $1.60 per share in connection with the Company’s annual long-term executive compensation program. These ISOs vest in equal installments over a three-year period beginning on the first anniversary date of grant.
(6)	PSUs awarded on August 18, 2016 in connection with the hiring of Mr. Rosenblatt as chief executive officer of the Company. The PSUs vest in three tranches. Tranche 1 (one-third of the shares subject to the award) vested on the date of grant. Tranche 2 (one-third) will vest on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $4.00 per share and the executive has been continuously employed at least one year. Tranche 3 (one-third) will vest on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $6.00 per share and the executive has been continuously employed at least two years. The vesting of the second and third tranches can occur any time on or before the tenth anniversary of the date of grant if the executive has been continuously employed through the vesting date.
(7)	PSUs awarded on March 28, 2016 for Mr. Peterman, on April 18, 2016 for Ms. Ostoya and August 18, 2016 for Mr. Rosenblatt in connection with the Company’s annual long-term executive compensation program. The number of PSUs earned is based on the Company’s TSR relative to a group of industry peers over a three-year performance measurement period as described in footnote 7 to the Outstanding Equity Awards at Fiscal 2016 Year-End table below.

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(8)	ISOs granted on March 28, 2016 with an exercise price of $0.99 per share in connection with the Company’s annual long-term executive compensation program. These ISOs vest in equal installments over a three-year period beginning on the first anniversary date of grant.
(9)	ISOs granted on April 18, 2016 with an exercise price of $1.50 per share in connection with the Company’s annual long-term executive compensation program. These ISOs vest in equal installments over a three-year period beginning on the first anniversary date of grant.
(10)	ISOs granted on April 18, 2016 with an exercise price of $1.50 per share in connection with the hiring of Ms. Ostoya. These ISOs vested on the date of grant.
(11)	ISOs granted May 23, 2016 for Mr. Henry with an exercise price of $1.16 per share in connection with the Company’s annual long-term executive compensation program. These ISOs vest in equal installments over a three-year period beginning on the first anniversary date of grant.
(12)	RSAs awarded on March 28, 2016 for Mr. Sabatier and May 23, 2016 for Mr. Henry in connection with the Company’s annual long-term executive compensation program. This award vests in equal installments over a three-year period beginning on the first anniversary date of grant.
(13)	Mr. Sabatier’s position was eliminated and his employment with the Company terminated on April 1, 2017. All unvested ISOs and RSAs were forfeited upon termination.
(14)	Resigned from the Company on February 8, 2016.

Outstanding Equity Awards at Fiscal 2016 Year-End

		OPTION AWARDS							STOCK AWARDS
		Number of Securities Underlying Unexercised Options				Equity Incentive Plan Awards: Number of Securities			Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	Exercisable (#)		Unexercisable (#)		Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($/Share)	Option Expiration Date	Number		Market Value(2)	Number		Market or Payout Value(2)

Robert J. Rosenblatt	6/23/14	50,000	(3)	-		-	4.98	6/23/24	-		-	-		-
	6/22/16	-		-		-	-	-	27,857	(4)	$39,557	-		-
	8/18/16	-		375,855	(5)	-	1.60	8/18/26	-		-	-		-
	8/18/16	-		-		-	-	-	-		-	416,667	(6)	$591,667
	8/18/16	-		-		-	-	-	-		-	115,900	(7)	$164,577

Timothy A. Peterman	3/30/15	10,264	(5)	20,530	(5)	-	6.75	3/30/25	-		-	-		-
	3/30/15	-		-		-	-	-	-		-	9,983	(8)	$14,176
	3/28/16	-		168,117	(5)	-	0.99	3/28/26	-		-	-		-
	3/28/16	-		-		-	-	-	-		-	57,147	(7)	$81,149

Nicole R. Ostoya	4/18/16	-		103,921	(5)	-	1.50	4/18/26	-		-	-		-
	4/18/16	100,000	(9)	-		-	1.50	4/18/26	-		-	-		-
	4/18/16	-		-		-	-	-	-		-	32,431	(7)	$46,052

Michael A. Henry	5/23/16	-		71,638	(5)	-	1.16	5/23/26	-		-	-		-
	5/23/16	-		-		-	-	-	50,916	(5)	$72,301	-		-

Jean-Guillaume Sabatier(10)	10/3/12	75,000	(1)	-		75,000	4.00	10/3/22	-		-	-		-
	11/25/13	37,500	(5)	-		-	5.57	11/25/23	-		-	-		-
	3/20/15	5,648	(5)	11,298	(5)	-	6.10	3/20/25	-		-	-		-
	3/28/16	-		86,141	(5)	-	0.99	3/28/26	-		-	-		-
	3/20/15	-		-		-	-	-	8,088	(5)	$11,485	-		-
	3/28/16	-		-		-	-	-	57,741	(5)	$81,992	-		-

Mark C. Bozek(11)	11/17/14	-		-		-	-	-	-		-	108,545	(12)	$154,134
	3/20/15	-		-		-	-	-	-		-	11,037	(8)	$15,672

G. Russell Nuce(11)	-	-		-		-	-	-	-		-	-		-

(1)	On October 3, 2012, the Company granted non-qualified market-based stock options to its executive officers as part of the Company’s long-term executive compensation program. The options were granted with an exercise price of $4.00 and each option will become exercisable in three tranches, as follows, on the dates when the Company’s average closing stock price for 20 consecutive trading days equals or exceeds the following prices: Tranche 1 (50% of the shares at $6.00 per share); Tranche 2 (25% at $8.00 per share); and Tranche 3 (25% at $10.00 per share). On August 14, 2013, 50% of this stock option grant (Tranche 1) vested and as a result, the vesting of the second and third tranches can occur any time on or before the fifth anniversary of the grant date.
(2)	Market value of unvested or unearned shares are based on the $1.42 closing price of our stock on January 27, 2017, the last trading day prior to the completion of our 2016 fiscal year.
(3)	Amount represents the ISOs granted to Mr. Rosenblatt on June 23, 2014 while holding the position of chairman of the Board. The ISOs vested in full on the date of grant.
(4)	Amount represents the annual restricted stock awarded to Mr. Rosenblatt on June 22, 2016 while holding the position of chairman of the Board. The restricted stock vests in full, one day before our 2017 Annual Meeting, currently expected to be June 14, 2017.

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(5)	Equity awards vest in three equal annual installments beginning on the first anniversary of the date of grant.
(6)	On August 18, 2016, the Company granted a market-based RSAs awarded to Mr. Rosenblatt in connection with his appointment as chief executive officer of the Company. The RSAs vest in three tranches. Tranche 1 (one-third of the shares subject to the award) vested on the date of grant. Tranche 2 (one-third) will vest on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $4.00 per share and the executive has been continuously employed at least one year. Tranche 3 (one-third) will vest on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $6.00 per share and the executive has been continuously employed at least two years. The vesting of the second and third tranches can occur any time on or before the tenth anniversary of the date of grant if the executive has been continuously employed through the vesting date.
(7)	The Company’s granted non-qualified market-based PSUs to certain executive officers as part of the Company’s long-term executive compensation program on March 28, 2016 for Mr. Peterman, on April 18, 2016 for Ms. Ostoya and August 18, 2016 for Mr. Rosenblatt. The number of PSUs earned is based on the Company’s TSR relative to a group of industry peers over a three-year performance measurement period. The percent of the target market-based PSUs that will be earned based on the Company’s TSR percentile rank thresholds relative to the peer group is as follows: percentile rank below 33%, 0% vests; percentile rank of 33%, 50% vests; percentile rank of 50%, 100% vests and percentile rank of 100%, 150% vests. Vesting percentages for performance between performance goal data points will be based on a linear interpolation.
(8)	On March 20 and March 30, 2015, the Company granted non-qualified market-based PSUs to certain executive officers as part of the Company’s long-term executive compensation program. The number of PSUs earned is based on the Company’s TSR relative to a group of industry peers over a three-year performance measurement period. The percent of the target market-based PSUs that will be earned based on the Company’s TSR percentile rank thresholds relative to the peer group is as follows: percentile rank below 33%, 0 vests; percentile rank of 33%, 50% vests; percentile rank of 50%, 100% vests and percentile rank of 100%, 150% vests. Vesting percentages for performance between performance goal data points will be based on a linear interpolation.
(9)	ISOs granted on April 18, 2016 in connection with the hiring of Ms. Ostoya. These ISOs vested on the date of grant.
(10)	Mr. Sabatier’s position was eliminated and his employment with the Company terminated on April 1, 2017. Outstanding unvested ISOs and unvested RSAs were forfeited upon termination.
(11)	Resigned from the Company on February 8, 2016. In accordance with the terms of Mr. Bozek’s separation agreement, Mr. Bozek is eligible to earn a pro-rata portion of the March 20, 2015 PSUs in an amount equal to 34% of any portion of the PSUs that vest as of the end of the performance period in accordance with the terms of the award. All unvested ISOs and unearned RSAs for Mr. Nuce related to the March 20, 2015 awards were forfeited upon resignation.
(12)	On November 17, 2014, the Company granted 199,790 market-based RSAs to Mr. Bozek in conjunction with his appointment as chief executive officer of the Company. The RSAs will vest if at any time during the three-year performance period the closing price of the Company’s stock equals or exceeds, for ten consecutive days, the following cumulative TSR thresholds: TSR threshold below 25%, 0% vests; TSR threshold from 25% to 32%, 25% vests; TSR threshold from 33% to 39%, 50% vests; TSR threshold from 40% to 49%, 75% vests and TSR threshold 50% or above, 100% vests. In accordance with the terms of Mr. Bozek’s separation agreement, Mr. Bozek is eligible to earn a pro-rata portion of these RSAs in an amount equal to 54.33% of any portion of the RSAs that vest as of the performance period in accordance with the terms of this award.

Option Exercises and Stock Vested

The table below shows information regarding the vesting of ISOs and RSAs during fiscal 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert J. Rosenblatt	-	-	22,570	39,046	(1)
	-	-	208,333	333,333	(2)
Timothy A. Peterman	-	-	-	-
Nicole R. Ostoya	-	-	-	-
Michael A. Henry	-	-	-	-
Jean- Guillaume Sabatier(3)	-	-	4,044	3,195	(4)
	-	-	6,250	11,000	(5)
Mark C. Bozek(6)	-	-	-	-
G. Russell Nuce(6)	-	-	-	-

(1)	Represents the market value of the common stock on June 21, 2016, the date of vesting.
(2)	Represents the market value of the common stock on August 18, 2016, the date of vesting.
(3)	Mr. Sabatier’s position was eliminated and his employment with the Company terminated on April 1, 2017.
(4)	Represents the market value of the common stock on March 20, 2016, the date of vesting.
(5)	Represents the market value of the common stock on November 25, 2016, the date of vesting.
(6)	Resigned from the Company on February 8, 2016.

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All Other Compensation

Retirement Benefits

The Company’s NEOs may voluntarily elect to participate in the Company’s 401(k) plan. The Company currently provides a contribution match of $0.50 for every $1.00 contributed by eligible participants up to a maximum of 6% of eligible compensation. Beginning in fiscal 2016, matching contributions were contributed to the plan on a per pay period basis. In fiscal 2015 and 2014, matching contributions were contributed annually to the plan in February of the following fiscal year. All new hires are automatically enrolled at the deferral rate of 6% and have the right to opt out or change the deferral rate.

We do not provide a defined benefit plan to our NEOs or any of our other executive officers.

Nonqualified Deferred Compensation

We currently do not provide any nonqualified deferred compensation plans to our NEOs or other executive officers.

Health and Other Benefits

We provide several benefit plan options, such as medical insurance, dental insurance, life insurance, short term disability insurance and long-term disability insurance.  All full time team members, including NEOs, are eligible for these benefits plans.  These benefits are provided to enable us to attract and retain talent and are comparable to those provided by the companies in our peer group.  All benefits plans are reviewed periodically with the Compensation Committee.

In fiscal 2016, commuting benefits and relocation benefits were offered to certain NEOs. The benefits offered were consistent with our policy for eligible relocating and commuting expenses, which are benefits that were also offered to other eligible team members.

Severance Agreements and Severance Guidelines (Non-Change of Control)

Under the terms of his Separation Agreement, which is described in more detail above under caption “Agreements with Mark Bozek,” the Company paid to Mr. Bozek outstanding expense reimbursements in accordance with the Employment Agreement.  The Company provided to Mr. Bozek the following severance pay and benefits: (i) severance pay of $937,500, representing 1.5 times Mr. Bozek’s annual base salary; (ii) severance bonus pay of $286,387, representing 1.5 times the average of the annual bonus paid to Mr. Bozek over two fiscal years during which he was employed by the Company prior to his resignation date; (iii) for a period of eighteen (18) months, continued group health, dental and life insurance benefits to the extent such benefits were in effect for Mr. Bozek and his family as of his resignation date; and (iv) A pro-rated portion of the RSUs in an amount equal to 54.33% of any portion of such RSUs that otherwise vest at the end of the performance period in accordance with the terms of the RSU Award and the accelerated vesting of 31,860 stock option awards as of the termination date.

Under the terms of his Executive Employment Agreement, (“Employment Agreement”) if the Company terminates Mr. Rosenblatt’s employment during the term of the Employment Agreement without cause (other than as a result of death or disability), or by Mr. Rosenblatt with good reason, Mr. Rosenblatt will receive severance benefits consisting of a cash severance payment equal to one and one-half times the sum of his base salary during the 12-month period immediately preceding the termination plus one times his target annual incentive bonus, to be determined based on such base salary. In the event of a termination due to a change in control, the multiple will be increased to two times Mr. Rosenblatt’s base salary during the 12-month period immediately preceding the termination plus two times the greater of the target annual incentive bonus he received for the immediately preceding fiscal year or the target annual incentive bonus determined based on his base salary. He will also receive a pro-rated annual cash incentive award to the extent the performance goals are achieved, if the Company does not renew the Employment Agreement or if Mr. Rosenblatt’s employment with the Company terminates as a result of a change of control, continued group health, dental and life insurance benefits for 18 months (24 months following a change in control) at no cost to Mr. Rosenblatt and pro-rata vesting of any long-term incentive awards, subject to the achievement of any performance goals.

The Company has also adopted the EVINE Live Inc. Executives’ Severance Benefit Plan to provide certain severance benefits to NEOs and other executive officers and designated employees (“Executives”). Under the terms of the EVINE Live Inc. Executives’ Severance Benefit Plan, if an Executive’s employment terminates for reasons other than a “Change in Control” (defined in more detail below), the Executive, with the exception of the Chief Executive Officer if the Chief Executive Officer has a separate agreement with the Company that includes severance, in the case of a Tier I Executive will receive (1) an amount equal to one and one quarter (1 ¼) times the Executive’s highest Base Salary. In the case of a Tier II Executive, the Executives will receive (1) an amount equal to one (1) times the Executive’s highest annual rate of Base Salary during the 12-month period immediately preceding the date that the Executive Separates from the Company. Tier I executive is defined as Chief Executive Officer and Executive Vice President, and Tier II executive is defined as Senior Vice President.

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All severance pay or benefits are conditioned upon the applicable Executive’s execution of an effective release and compliance with applicable covenants under the Plan (including non-solicitation, non-disparagement, confidentiality and non-use covenants).

Severance Agreements and Severance Guidelines (Change of Control)

“Change in Control” means, subject to certain exceptions, (i) the acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the outstanding shares of our common stock or the combined voting power of our outstanding voting securities; (ii) individuals who are Continuing Directors (as described below and defined in the Plan) cease for any reason to constitute a majority of the members of the Board; (iii) the consummation of a reorganization, merger or consolidation of the Company, a statutory exchange of outstanding Company voting securities, or a sale or disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.

Under the terms of the EVINE Live Inc. Executives’ Severance Benefit Plan, if within a one-year period (the “Benefit Period”) commencing on the date of a Change in Control, (i) the Company terminates the employment of an Executive for any reason other than “Cause”, death or the Executive’s becoming disabled or (ii) the Executive terminates his employment for “Good Reason”, the Executive will be entitled to benefits under the Plan.

“Cause” is defined as what the term is expressly defined to mean in a then-effective written agreement between an Executive and the Company or, in the absence of any such then-effective agreement or definition, means (i) a material act of fraud which results in or is intended to result in an Executive’s personal enrichment at the expense of Company, including theft or embezzlement from the Company; (ii) public conduct by an Executive that is materially detrimental to the reputation of the Company; (iii) a material violation by an Executive of any written Company policy, regulation or practice; (iv) the willful or grossly negligent failure to adequately perform the duties of an Executive’s position to the material detriment of the Company; (v) the commission of conduct constituting a felony; (vi) a material breach by an Executive of any of the terms and conditions of an agreement with the Company; or (vii) the Executive continues to materially fail to perform the duties associated with Executive’s employment after being notified of such failure and given a reasonable opportunity to cure such failure.

“Good Reason” is defined as without an Executive’s written consent, (i) an adverse and material change in the Executive’s status, positions or responsibilities as compared to the Executive’s status, position or responsibilities as in effect prior to such change; (ii) a material reduction in the amount of either the Executive’s annual base salary or target annual incentive program opportunity as in effect on the date she or he became a participant in the Plan, or as the same may be increased from time to time during the term of the Executive’s participation in this Plan; (iii) the failure to provide or continue in effect materially similar compensation and benefits, in accordance with the plans, practices, policies and programs of the Company in effect for the Executive at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company; (iv) the failure of any successor or assign of the Company to assume and expressly agree to perform the obligations under the Plan; (v) any purported termination of the Executive’s employment which is not effected in accordance with the applicable provisions of the Plan; and (vi) any request by the Company that the Executive participate in an unlawful act. In addition, for twelve months following any such termination, the Executive would be entitled to reimbursement for a portion of the premium amount for COBRA coverage equal to the amount paid by other similarly situated Executives who have not been terminated and who receive similar group, health, dental and life insurance benefits.

In addition, an Executive who was a participant in the Plan on the date of the Change in Control will also be entitled to benefits under the Plan if the Executive’s employment is terminated by the Company during the Benefit Period or the immediately preceding six months. The amount of the cash severance benefit paid under the Plan as a result of a Change in Control would be, with the exception of the Chief Executive Officer if Chief Executive Officer has a separate agreement with the Company that includes severance, in the case of a Tier I Executive (1) an amount equal to one and one half (1 ½) times the Executive’s highest annual rate of base salary during the 12-month period immediately preceding the date that the Executive Separates from Service (the “Base Salary”), and (2) one and one-half (1 1/2 ) times the target annual incentive bonus determined from such Base Salary. In the case of a Tier II Executive, the Executives will receive (1) an amount equal to one and one quarter (1 ¼) times the Executive’s highest annual rate of Base Salary during the 12-month period immediately preceding the date that the Executive Separates from Service, and (2) one and one-quarter (1 ¼) times the target annual incentive bonus determined from such Base. In addition, the Executive would be entitled to reimbursement for a portion of the premium amount for COBRA coverage equal to the amount paid by other similarly situated Executives who have not been terminated and who receive similar group, health, dental and life insurance benefits as follows: in the case of a Tier I Executive, the Company shall provide such reimbursement for a period of eighteen (18) months after the Executive’s employment terminates subject to the Executive’s timely payment of his or her share of the applicable premiums. In the case of a Tier II Executive, the Company shall provide such reimbursement for a period of fifteen (15) months after the Executive’s employment terminates subject to the Executive’s timely payment of his or her share of the applicable premiums.

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All severance pay or benefits are conditioned upon the applicable Executive’s execution of an effective release and his or her compliance with applicable covenants under the Plan (including non-solicitation, non-disparagement, confidentiality and non-use covenants).

Potential Payments upon Termination, Non-Change in Control and After Change of Control

In the event an NEO’s employment terminated on January 28, 2017 (the last day of our last completed fiscal year) and the NEO was entitled to a severance payment, the named executive would have realized the payments set forth below.

Name	Non-Change of Control & Qualifying Termination		Change of Control & Qualifying Termination
Robert J. Rosenblatt	$1,875,000		$3,000,000

Timothy A. Peterman	$437,500		$840,000

Nicole R. Ostoya	$437,500		$840,000

Michael A. Henry	$350,000		$612,500

Jean-Guillaume Sabatier(1)	$338,746		$592,806

Mark C. Bozek(2)	$1,223,887	(2)	—

G. Russell Nuce(2)	$600,000	(2)	—

(1)	Mr. Sabatier’s position was eliminated and his employment with the Company terminated on April 1, 2017.
(2)	Resigned from the Company on February 8, 2016. Payment amounts represent actual severance awards paid, or to be paid, in connection with Mr. Bozek and Mr. Nuce’s respective separations.

Additional Potential Payments for Accelerated Equity Awards Upon Change in Control

Our equity awards provide that stock options and restricted stock will immediately vest and options will immediately become exercisable upon a change of control, subject to certain triggers and exceptions. Accelerated vesting of equity awards is mandatory upon a change of control of the Board that is not approved by the current Board under the terms of our 2004 Omnibus Stock Plan, while such accelerated vesting would generally be at the discretion of our Compensation Committee under the terms of our 2011 Omnibus Stock Plan. There are no unvested awards outstanding under our 2001 Omnibus Stock Plan.

 If any such accelerated vesting occurred on January 28, 2017 (the last day of our fiscal year) and the price per share of our common stock equaled the closing sales price of a share of our common stock on the NASDAQ Stock Market on January 27, 2017, the last day markets were open during our 2016 fiscal year, ($1.42 per share), then each of our NEO would have received the following payments in respect of their ISOs and RSAs (assuming full exercise of the same):

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		EQUITY AWARDS
Name	Grant Date	Number of Unvested Restricted Shares (#)		Number of Securities Underlying Options Unexercisable (#)	Option Exercise Price ($/Share)	Total Payment(1)
Robert J. Rosenblatt	6/22/16	27,857		—	—	$39,557
	8/18/16	—		375,855	1.60	—
	8/18/16	416,667	(2)	—	—	—
	8/18/16	231,799		—	—	329,155
Total:						$368,712

Timothy A. Peterman	3/30/15	19,966		—	—	$28,352
	3/30/15	—		20,530	6.75	—
	3/28/16	114,294		—	—	162,297
	3/28/16	—		168,117	0.99	72,290
Total:						$262,939

Nicole R. Ostoya	4/18/16	64,862		—	—	$92,104
	4/18/16	—		103,921	1.50	—
Total:						$92,104

Michael A. Henry	5/23/16	50,916		—	—	$72,301
	5/23/16	—		71,638	1.16	18,626
Total:						$90,927

Jean-Guillaume Sabatier(3)	10/3/12	—		75,000	4.00	$—
	3/20/15	8,088		—	—	11,485
	3/20/15	—		11,298	6.10	—
	3/28/16	57,741		—	—	81,992
	3/28/16	—		86,141	0.99	37,041
Total:						$130,518

Mark C. Bozek(4)	11/17/14	108,545		—	—	$154,134
	3/20/15	22,073		—	—	31,344
Total:						$185,478

G. Russell Nuce(4)	—	—		—	—	—

(1)	Market value of unvested shares are based on the $1.42 close price of our stock on January 27, 2017, the last day markets were open during our 2016 fiscal year.
(2)	Amount represents the number of unvested RSAs granted on August 18, 2016 in connection with the hiring of Mr. Rosenblatt as chief executive officer of the Company. The RSAs vest in three tranches. Tranche 1 (one-third of the shares subject to the award) vested on the date of grant. Tranche 2 (one-third) will vest on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $4.00 per share and the executive has been continuously employed at least one year. Tranche 3 (one-third) will vest on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $6.00 per share and the executive has been continuously employed at least two years. Upon a change in control, the target price of Tranche 2 and Tranche 3 must be met within a two-year vesting period to be awarded.
(3)	Mr. Sabatier’s position was eliminated and his employment with the Company terminated on April 1, 2017.
(4)	Resigned from the Company on February 8, 2016.

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DIRECTOR COMPENSATION FOR FISCAL 2016

We use a combination of cash and stock-based compensation to attract and retain qualified Board members. In setting director compensation, we consider the significant amount of time that directors spend in fulfilling their duties as directors, committee members and chairs. The Governance Committee has in the past received proxy and survey data and analysis completed by Frederic W. Cook & Co., Inc. relative to director compensation and will continue to review and update this information as appropriate in the future. The Governance Committee generally makes recommendations to the Board as to director compensation issues at its Board meeting held following the Annual Meeting of Shareholders.

Under the current director compensation structure, each director receives an annual retainer of $65,000 (payable in quarterly installments). In addition, the chair of the Board receives a supplemental annual retainer of $65,000; the vice chair of the Board receives a supplemental annual retainer of $40,000; the chair of the Audit Committee receives a supplemental annual retainer of $20,000; the chair of the Compensation Committee and the chair of the Governance Committee each receive a supplemental annual retainer of $12,000; the chair of the Finance Committee receives a supplemental annual retainer of $15,000; and members of the Audit Committee and Finance Committee receive a supplemental annual retainer of $10,000. Furthermore, under the current compensation program, each director is awarded the number of shares of restricted stock equal to the base annual retainer divided by the closing stock price on the date of the Annual Meeting, subject to a one-year vesting requirement. In June 2016, the number of shares of restricted stock granted to each director was reduced by 25% from the amount otherwise determined under the compensation program to reflect the Company’s low share price on the date of grant and the Company’s 2015 performance. Directors do not receive any per meeting fees. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and committees. Directors who serve on special committees of the Board which are established from time to time may receive additional compensation as determined by the Board.

The table below represents compensation paid to directors during fiscal 2016. The annual retainer for directors did not increase during fiscal 2016.

The following table shows information concerning compensation provided to each of our non-employee directors for services provided as a director during fiscal 2016.

Current Board Members:	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)	Total ($)
Thomas D. Beers	75,000	(1)	48,750	(2)	-	123,750
Neal S. Grabell	35,417	(3)	51,458	(4)	-	86,875
Landel C. Hobbs	146,277	(5)	48,750	(2)	-	195,027
Mark K. Holdsworth	16,712	(6)	39,890	(7)	-	56,602
Lisa Letizio	91,767	(8)	48,750	(2)	-	140,517
Lowell W. Robinson	95,000	(9)	48,750	(2)	-	143,750
Robert J. Rosenblatt(10)	2,955	(11)	48,750	(2)	-	51,705
Fred R. Siegel	71,472	(12)	48,750	(2)	-	120,222

(1)	Consists of $65,000 annual Board retainer and $10,000 for serving on the Finance Committee.
(2)	Amount reported represents 100% of the grant date fair value of the restricted stock grant of 27,857 shares given to each of the directors. The valuation of these awards, in accordance with FASB Topic 718, is based on the closing price of our common stock on June 22, 2016, the date of grant. These shares are restricted and vest in full on the day before our 2017 Annual Meeting, currently expected to be June 14, 2017.
(3)	Consists of $27,083 annual Board retainer, $4,167 for serving on the Audit Committee and $4,167 for serving on the Finance Committee, prorated in connection with his appointment to the Board on September 1, 2016.
(4)	Amount reported represents 100% of the grant date fair value of the restricted stock grant of 28,119 shares given to Mr. Grabell in connection with his appointment to the Board. The valuation of these awards, in accordance with FASB Topic 718, is based on the closing price of our common stock on September 1, 2016, the date of grant. These shares are restricted and vest in full on the day before our 2017 Annual Meeting, currently expected to be on June 14, 2017.
(5)	Consists of $65,000 annual Board retainer, $29,321 for serving as chair of the Board, $21,956 for serving as vice chairman of the Board, $20,000 for serving as chair of the Finance Committee, and $10,000 for serving on the Audit Committee.
(6)	Consists of $14,484 annual Board retainer and $2,228 for serving on the Finance Committee, prorated in connection with his appointment to the Board on November 10, 2016.
(7)	Amount reported represents 100% of the grant date fair value of the restricted stock grant of 20,045 shares given to Mr. Holdsworth in connection with his appointment to the Board. The valuation of these awards, in accordance with FASB Topic 718, is based on the closing price of our common stock on November 10, 2016, the date of grant. These shares are restricted and vest in full on the day before our 2017 Annual Meeting, currently expected to be on June 14, 2017.
(8)	Consists of $65,000 annual Board retainer, $15,000 for serving as chair of the Compensation Committee and $11,767 for serving as chair of the Nominating and Governance Committee.
(9)	Consists of $65,000 annual Board retainer, $20,000 for serving as chair of the Audit Committee and $10,000 for serving on the Finance Committee.

(10)	The compensation Mr. Rosenblatt received for his Board service is also reflected in the Summary Compensation Table.
(11)	Consists of $2,528 annual Board retainer and for serving as chair of the Board, $233 for serving on the Audit Committee and $194 for serving on the Governance Committee. Mr. Rosenblatt resigned as the independent chair of the Board on August 18, 2016 upon being appointed as chief executive officer of the Company.
(12)	Consists of $65,000 annual Board retainer and $6,472 for serving on the Audit Committee.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Overview

Since 1999, NBCUniversal Media, LLC (“NBCU”) has been an investor and strategic partner for us. The relationship has been documented in a variety of agreements which are listed below. NBCU is an indirect subsidiary of Comcast Corporation (“Comcast”). As of January 31, 2017, NBCU owned 2,741,849 shares of our stock and we continue to have a significant cable distribution agreement with Comcast. In addition, ASF Radio, L.P. (“ASF Radio”) owns 3,545,049 shares of our stock, acquired from GE Capital Equity Investments, Inc. (“GE Equity”), as discussed below.

Relationship with GE Equity, Comcast and NBCU

Until April 29, 2016, we were a party to an amended and restated shareholder agreement, dated February 25, 2009 (the “GE/NBCU Shareholder Agreement”), with GE Equity and NBCU, which provided for certain corporate governance and standstill matters (as described further below). As of January 28, 2017, and prior to our January 31, 2017 repurchase of 4.4 million shares from NBCU, the direct equity ownership of NBCU in the Company consisted of 7,141,849 shares of common stock, or approximately 11.0% of our current outstanding common stock. We have a significant cable distribution agreement with Comcast, of which NBCU is an indirect subsidiary, and believe that the terms of the agreement are comparable to those with other cable system operators.

In an SEC filing made on August 18, 2015, GE Equity disclosed that on August 14, 2015, it and ASF Radio, an independent third party to us, entered into a Stock Purchase Agreement pursuant to which GE Equity agreed to sell 3,545,049 shares of our common stock, which was all of the shares GE Equity had then owned, to ASF Radio for $2.15 per share. According to the SEC filing, ASF Radio is an affiliate of Ardian, an independent private equity investment company. The closing of this sale (the “GE/ASF Radio Sale”) occurred on April 29, 2016. In connection with the GE/ASF Radio Sale, the GE/NBCU Shareholder Agreement was terminated and we entered into a new Shareholder Agreement (the “NBCU Shareholder Agreement”) with NBCU described below.

GE/NBCU Shareholder Agreement

The GE/NBCU Shareholder Agreement that was terminated April 29, 2016 provided that GE Equity was entitled to designate nominees for three members of our Board of Directors so long as the aggregate beneficial ownership of GE Equity and NBCU (and their affiliates) was at least equal to 50% of their beneficial ownership as of February 25, 2009 (i.e., beneficial ownership of approximately 8.7 million common shares) (the “50% Ownership Condition”), and two members of our Board of Directors so long as their aggregate beneficial ownership was at least 10% of the shares of “adjusted outstanding common stock,” as defined in the GE/NBCU Shareholder Agreement (the “10% Ownership Condition”). In addition, the GE/NBCU Shareholder Agreement provided that GE Equity was able to designate any of its director-designees to be an observer of the audit, human resources and compensation, and corporate governance and nominating committees of our Board of Directors. Neither GE Equity nor NBCU currently has, or during fiscal 2016 had, any designees serving on our Board of Directors or committees.

The GE/NBCU Shareholder Agreement required that we obtain the consent of GE Equity before we (i) exceed certain thresholds relating to the issuance of securities, the payment of dividends, the repurchase or redemption of common stock, acquisitions (including investments and joint ventures) or dispositions, and the incurrence of debt; (ii) enter into any business different than the business in which we and our subsidiaries are currently engaged; and (iii) amend our articles of incorporation to adversely affect GE Equity and NBCU (or their affiliates); provided, however, that these restrictions will no longer apply when both (1) GE Equity is no longer entitled to designate three director nominees and (2) GE Equity and NBCU no longer hold any Series B preferred stock. We are also prohibited from taking any action that would cause any ownership interest by us in television broadcast stations from being attributable to GE Equity, NBCU or their affiliates.

Stock Purchase from NBCU

On January 31, 2017, we purchased from NBCU 4,400,000 shares of our common stock, representing approximately 6.7% of shares then outstanding, for approximately $4.9 million or $1.12 per share pursuant to a Repurchase Letter Agreement. The NBCU Shareholder Agreement was terminated pursuant to the Repurchase Letter Agreement.

NBCU Shareholder Agreement

We were a party to the NBCU Shareholder Agreement until it was terminated pursuant to the Repurchase Letter Agreement on January 31, 2017. The NBCU Shareholder Agreement replaced the GE/NBCU Shareholder Agreement. The NBCU Shareholder Agreement provided that as long as NBCU or its affiliates beneficially own at least 5% of our outstanding common stock, NBCU was entitled to designate one individual to be nominated to our Board of Directors. In addition, the NBCU Shareholder Agreement provided that NBCU was able to designate its director designee to be an observer of the audit, human resources and compensation, and corporate governance and nominating committees of our Board of Directors. In addition, the NBCU Shareholder Agreement required us to obtain the consent of NBCU prior to our adoption or amendment of any shareholder’s rights plan or certain other actions that would impede or restrict the ability of NBCU to acquire our voting stock or our taking any action that would result in NBCU being deemed to be in violation of the Federal Communications Commission multiple ownership regulations.

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The NBCU Shareholder Agreement also provided that unless NBCU beneficially owned less than 5% or more than 90% of the adjusted outstanding shares of common stock, NBCU may not sell, transfer or otherwise dispose of any securities of the Company subject to limited exceptions for (i) transfers to affiliates, (ii) third party tender offers, (iii) mergers, consolidations and reorganizations and (iv) transfers pursuant to underwritten public offerings or transfers exempt from registration under the Securities Act (provided, in the case of (iv), such transfers do not result in the transferee acquiring beneficial ownership in excess of 20%).

Registration Rights Agreement

On February 25, 2009, we entered into an amended and restated registration rights agreement that, as further amended, provided GE Equity, NBCU and their affiliates and any transferees and assigns, an aggregate of five demand registrations and unlimited piggy-back registration rights. In connection with the GE/ASF Radio Sale, an amendment to the Amended and Restated Registration Rights Agreement was entered into removing GE Equity as a party and adding ASF Radio, L.P. as a party.

2015 Letter Agreement with GE Equity

On July 9, 2015, we entered into a letter agreement with GE Equity pursuant to which GE Equity consented to our adoption of a Shareholder Rights Plan in consideration for our agreement to provide GE Equity, NBCU and certain of their respective affiliates with exemptions from the Shareholder Rights Plan. GE Equity’s consent was required pursuant to the terms of the GE/NBCU Shareholder Agreement. This discussion is a summary of the terms of the letter agreement. In the letter agreement, we agreed that if any of GE Equity, NBCU or any of their respective affiliates that holds shares of our common stock from time to time (each a “Grandfathered Investor”) sells or otherwise transfers shares of our common stock currently owned by such Grandfathered Investor to any third party identified to us in writing (any such third party, an “Exempt Purchaser”), we will take all actions necessary under the Shareholder Rights Plan so that such third party will not be deemed an Acquiring Person (as defined in the Shareholder Rights Plan) by virtue of the acquisition of such shares. We further agreed that, subject to certain limitations, upon request of any Grandfathered Investor or Exempt Purchaser, and in connection with a transfer by such Grandfathered Investor or Exempt Purchaser of shares of our common stock to an Exempt Purchaser, we will enter into an agreement with the acquiring Exempt Purchaser granting such acquiring Exempt Purchaser substantially the same rights as set forth above with respect to any sale of our outstanding shares of common stock to any other third party. Additionally, we agreed that without the consent of any Grandfathered Investor that is an affiliate of GE Equity and any Grandfathered Investor that is an affiliate of NBCU, we will not (i) amend the Shareholder Rights Plan in any material respect, other than to accelerate the Expiration Date or the Final Expiration Date, (ii) adopt another shareholders' rights plan or (iii) amend the letter agreement.

Private Label Consumer Credit Card

In December 2011, we entered into a Private Label Consumer Credit Card Program Agreement Amendment with Synchrony Financial (“Synchrony”), formerly known as GE Capital Retail Bank, extending our private label consumer credit card program (the “Program”) for an additional seven years until 2018. The Program is made available to all qualified consumers for the financing of purchases of products from Evine and provides a number of benefits to customers including instant purchase credits and free or reduced shipping promotions throughout the year. We believe use of the Evine credit card enhances customer loyalty, reduces total credit card expense and reduces our overall bad debt exposure since Synchrony bears the risk of non-payment loss on Evine credit card transactions that do not utilize our ValuePay installment payment program, which allows customers to pay in two or more equal monthly installments. During fiscal 2016 and 2015, customer use of the private label consumer credit card accounted for approximately 20% and 18%, respectively, of our television and online sales.

Synchrony was previously indirectly majority-owned by the General Electric Company (“GE”), which is also the parent company of GE Equity. Prior to GE Equity's sale of our common stock to ASF Radio on April 29, 2016, GE Equity had a beneficial ownership in us and had certain rights as further described under "Relationship with GE Equity, Comcast and NBCU”.

Director Relationships

We entered into a service agreement with Newgistics, Inc. (“Newgistics”) in fiscal 2004. Newgistics provides offsite customer returns consolidation and delivery services to us. Our Chief Executive Officer, Robert J. Rosenblatt, is a member of the Newgistics Board of Directors. We made payments to Newgistics totaling approximately $4,910,000 during fiscal 2016.

One of our directors, Thomas Beers, has a minority interest in one of our on air food suppliers. We have made inventory payments totaling $1,866,000 during fiscal 2016 to this supplier.

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Related Person Transactions Approval Policy

In February 2007, our Board adopted a written related person transaction approval policy, which sets forth our Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the SEC. This policy applies to any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we are a participant and in which a related person has a direct or indirect interest where such person’s interest in the transaction(s) involves at least $120,000 in value. In order for the transaction, arrangement or relationship to be subject to this policy, there must be a financial aspect to the transaction, which may, for example, involve payments between us and the related person or otherwise provides value to one of the parties.

Under the policy, a related person is any (1) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of our Company; (2) greater than 5% beneficial owner of our common stock; or (3) immediate family member of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons- and daughters-in law, and brothers- and sisters-in-law and anyone residing in such person’s home, except for tenants or employees.

Prior to entering into any related person transaction, the Audit Committee of our Board must be presented with the relevant information about the proposed transaction in order for the committee to assess whether the related person transaction is beneficial to our Company and the proposed terms are fair to us. The committee is authorized to approve, deny, or approve subject to specified conditions, any related party transaction in its sole discretion. The policy also outlines certain factors that the Audit Committee may take into account in considering a related person transaction, and itemizes certain routine transactions which are exempt from the policy.

The types of routine transactions that are exempt from the Company’s related person transaction policy consist of:

•	any employment by the Company of an executive officer of the Company if (a) the related compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K or (b) the executive officer is not an immediate family member of another executive officer, director or 5% or greater shareholder of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 of Regulation S-K if the executive officer was a “named executive officer,” and the Company’s Compensation Committee approved (or recommended that the Board approve) the compensation;

•	any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;

•	any transaction in which the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends);

•	any transaction with another company at which a related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues; and

•	any transaction with a related person involving services as a bank depositary of funds, transfer agent, registration, trustee under a trust indenture, or similar services.

The termination of the GE/NBCU Shareholder Agreement, the NBCU Shareholder Agreement, the amendment to the Amended and Restated Registration Rights Agreement, and the Repurchase Letter Agreement, all as described above, were approved by the Company’s Board of Directors instead of the Audit Committee.

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SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our securities as of April 18, 2017 based on a total of 60,968,092 shares of common stock outstanding as of that date by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director, (iii) our Chief Executive Officer and our other NEOs, and (iv) all directors and executive officers as a group. Shareholders listed below possess sole voting and investment power with respect to their shares and have a mailing address of 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, unless otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percent of Class
Non-Employee Directors:
Thomas D. Beers(1)	Common Stock	336,387	*
Neal S. Grabell(2)	Common Stock	28,119	*
Landel C. Hobbs(3)	Common Stock	192,575	*
Mark K. Holdsworth(4)	Common Stock	20,045	*
Lisa Letizio(5)	Common Stock	75,201	*
Lowell W. Robinson(6)	Common Stock	102,075	*
Fred R. Siegel(7)	Common Stock	112,396	*

Named Executive Officers:
Robert J. Rosenblatt(8)	Common Stock	682,260	1.12%
Timothy A. Peterman(9)	Common Stock	238,567	*
Nicole R. Ostoya(10)	Common Stock	134,640	*
Jean-Guillaume Sabatier(11)	Common Stock	298,455	*
Michael A. Henry(12)	Common Stock	38,379	*
Mark C. Bozek	—	—	—
G. Russell Nuce	—	—	—
All directors and executive officers as a group (16 persons)(13)	Common Stock	2,567,101	4.15%

5% or Greater Shareholders:
Cove Street Capital, LLC(14)	Common Stock	7,661,839	12.57%
2101 East El Segundo Boulevard
Suite 302
El Segundo, California 90245

Juna Equity Partners, LP(15)	Common Stock	3,545,049	5.81%
1140 Avenue of the Americas
9th Floor
New York, NY 10036

Thomas D. Mottola(16)	Common Stock	4,444,096	7.12%
23 Old Kings Highway
South Suite 200
Darien, CT 06820
TH Media Partners LLC(17)	Common Stock	3,842,153	6.13%
725 Fifth Avenue
23rd Floor
New York, NY 10022 * Represents less than 1% ownership.

(1)	Includes options to purchase and unvested shares granted totaling 57,857 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2017.
(2)	Represents unvested shares granted totaling 28,119 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2017.

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(3)	Includes options to purchase and unvested shares granted totaling 57,857 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2017.
(4)	Represents unvested shares granted totaling 20,045 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2017.
(5)	Represents unvested shares granted totaling 27,857 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2017.
(6)	Includes options to purchase and unvested shares granted totaling 57,857 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2017.
(7)	Includes options to purchase and unvested shares granted totaling 57,857 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2017.
(8)	Includes options to purchase and unvested shares granted totaling 77,857 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2017.
(9)	Includes options to purchase and unvested shares granted totaling 76,567 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2017.
(10)	Represents options to purchase shares totaling 134,640 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2017.
(11)	Includes options to purchase shares totaling 123,798 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2017.
(12)	Includes options to purchase shares totaling 23,879 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2017.
(13)	Includes options to purchase shares totaling 936,859 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2017.
(14)	Information with respect to Cove Street Capital, LLC is provided in reliance upon information included in a Schedule 13G filed on April 13, 2017.
(15)	Information with respect to Juna Equity Partners, LP and Patrick Kocsi as a member of Juna Equity Partners, LP, is provided in reliance upon information included in a Schedule 13G filed on January 25, 2017.
(16)	Includes warrants to purchase shares totaling 1,481,365 that are presently exercisable. Information with respect to Thomas D. Mottola, is provided in partial reliance upon information included in a Schedule 13G filed on January 27, 2017.
(17)	Includes options and warrants to purchase shares totaling 1,758,026 that are presently exercisable. Information with respect to TH Media Partners LLC, Star Branding Investment Groups LLC as the manager of TH Media Partners, LLC and Thomas J. Hilfiger as the controlling member of Star Branding Investment Group LLC, is provided in partial reliance upon information included in a Schedule 13G filed on January 30, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of any class of our voting securities to file reports of their ownership of our common stock and changes in their ownership with the Securities and Exchange Commission. Based on a review of reports filed by these reporting persons and written representations by our directors and executive officers, we believe that all of our directors, executive officers and persons who own more than ten percent of any class of our voting securities complied with all filing requirements applicable to them, except Robert J. Rosenblatt filed one late report relating to one transaction, Nicole R. Ostoya and Jean-Guillaume Sabatier each filed two late reports relating to two transactions and Michael Henry filed three late reports relating to 10 transactions.

DEADLINE FOR RECEIPT OF SHAREHOLDER
PROPOSALS FOR 2018 ANNUAL MEETING

The deadline for our receipt of any shareholder proposals intended to be presented at our 2018 Annual Meeting of Shareholders and included in the proxy statement for that meeting is January 4, 2018. The inclusion of any shareholder proposals in those proxy materials is subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, including Rule 14a-8.

In addition, Sections 3.2 and 4.3 of the Company’s By-Laws contain advance notice provisions requiring that, if a shareholder wants to present a proposal (other than pursuant to Rule 14a-8) or nominate directors at our 2018 Annual Meeting of Shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof in accordance with the By-Laws. In order to be timely, the notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than March 24, 2018 nor earlier than February 22, 2018. The By-Laws set forth detailed information that must be submitted with any shareholder proposal or director nomination. In the event that the date of the 2018 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary date of the 2017 Annual Meeting, however, notice by the shareholder must be delivered, or mailed and received, not later than the 90th day prior to the 2018 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of the 2018 Annual Meeting is first made. A copy of the full text of the By-Laws may be obtained by writing to the attention of our Corporate Secretary at the address below.

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Written copies of all shareholder proposals should be sent to EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.

ANNUAL REPORT AND AVAILABLE INFORMATION

Our annual report containing audited financial statements for our fiscal years ended January 28, 2017 and January 30, 2016 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Our Internet website address is www.evine.com. We make our periodic and current reports, together with amendments to these reports, available on our Internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may access such filings under the “Investor Relations” button on our website. Members of the public may also read and copy any materials we file with, or furnish to, the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. To obtain information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy statements and other information that we file electronically with the SEC. The information on our Internet website is not incorporated by reference into this proxy statement. Our common stock trades on the NASDAQ Stock Market under the symbol “EVLV.”

Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary or calling (952) 943-6000. In addition, all of our public filings, including our annual report, can be found free of charge on the SEC’s website at www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Broadridge Financial Solutions, Inc. may be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. “Householding” will continue until you are notified otherwise or until you notify Broadridge or us that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify Broadridge, (2) direct your written request to: EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Investor Relations or (3) contact our Investor Relations department by telephone at (952) 943-6000. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact Broadridge. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

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SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Proxy Statement may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope, should, plan, will or similar expressions. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees or estimated cost savings from contract renegotiations; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships and develop key partnerships and proprietary and exclusive brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our credit facilities covenants; customer acceptance of our branding strategy and our repositioning as a video commerce company; the market demand for television station sales; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; our ability to obtain and retain key executives and employees; our ability to attract new customers and retain existing customers; changes in shipping costs; our ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under “Risk Factors” in our recently filed Form 10-K and any additional risk factors identified in our periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this document. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this proxy statement. If other matters are properly presented at the Annual Meeting and you are a shareholder of record and have submitted a completed proxy card or voting instruction form, the persons named as proxies in such proxy card or voting instruction form will vote your shares in accordance with their discretion.

No appraisal or dissenters’ rights will be available to EVINE shareholders in connection with the proposals to be considered at the Annual Meeting.

By Order of the Board of Directors

/s/Damon E. Schramm

Damon E. Schramm

Senior Vice President, General Counsel and Secretary

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Robert Rosenblatt
02 Thomas D. Beers
03 Landel C. Hobbs
04 Lowell W. Robinson
05 Fred R. Siegel
06 Lisa Letizio
07 Neal S. Grabell
08 Mark K. Holdsworth
09 Scott R. Arnold

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

		1 year	2 years	3 years	Abstain
4	To vote, on an advisory basis, on the frequency of the future advisory votes on the compensation of the Company's name executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000337455_1 R1.0.1.15

EVINE Live Inc.
Annual Meeting of Shareholders
June 14, 2017
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Robert Rosenblatt or Damon E. Schramm, and each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EVINE Live Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on June 14, 2017, at the EVINE Live Inc. Corporate Offices, 6690 Shady Oak Road, Eden Prairie, MN 55344, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Notwithstanding the foregoing, if this proxy is to be voted for any nominee named on the reverse side and such nominee is unwilling or unable to serve, this proxy will be voted for a substitute in the discretion of the proxies.

Continued and to be signed on reverse side

0000337455_2 R1.0.1.15